As filed with the Securities and Exchange Commission on October 25, 2005

REGISTRATION NO. 333-119959

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ROYAL CAPITAL MANAGEMENT, INC.

(Name of Small Business Issuer in its Charter)

New Jersey	3272	22-3276909
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

325 Flower Lane

Morganville, New Jersey 07751

(908) 770-7369

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

YEVSEY D. ZILMAN

PRESIDENT AND PRINCIPAL EXECUTIVE OFFICER

ROYAL CAPITAL MANAGEMENT, INC.

325 FLOWER LANE

MORGANVILLE, NEW JERSEY 07751

(908) 770-7369

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

RICHARD I. ANSLOW, ESQ.

ANSLOW & JACLIN, LLP

195 ROUTE 9 SOUTH, SUITE 204

MANALAPAN, NEW JERSEY 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

-i-

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock of par value, $.0001 per share(1)	2,331,410	$.25	$ 582,853	$ 73.85

Common Stock, par value $.0001 per share (2)	16,000,000	$.25	$4,000,000	$506.80

Total	18,331,410		$4,582,853	$580.65

(1) Represents Selling Security Holders shares being sold to the public. The price of $.25 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act.

(2) Represents shares being sold to the public. The price of $.25 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED	, 2005

ROYAL CAPITAL MANAGEMENT, INC.

16,000,000 SHARES OF COMMON STOCK

2,331,410 SELLING SECURITY HOLDER SHARES OF COMMON STOCK

We are offering 16,000,000 shares of our common stock at $0.25 per share on a self- underwritten, no minimum basis. There is no minimum purchase requirement. The offering will be undertaken for a twelve (12) month period from commencement. In addition, our selling security holders are offering to sell 2,331,410 shares of our common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The selling stockholders will sell their common stock at the price of $.25 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board (or any other recognized exchange). Based on this, the purchasers in this offering may be receiving an illiquid security. There is currently no market for our shares of common stock.

The date of this prospectus is ________________, 2005

	Price to public	Underwriting Commissions	Proceeds to Company
Per Share	$0.25	-0-	$0.25
Total	$4,000,000	-0-	$4,000,000

This prospectus also relates to the resale by the selling stockholders of up to 2,331,410 shares of common stock. The selling stockholders may sell the stock from time to time at the prevailing market price or in negotiable transactions.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the sale of the 16,000,000 shares.

TABLE OF CONTENTS

ABOUT US	4

RISK FACTORS	6

USE OF PROCEEDS.	11

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	13

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION.	15

BUSINESS	24

LEGAL PROCEEDINGS.	36

MANAGEMENT	37

PRINCIPAL STOCKHOLDERS	41

DILUTION	42

SELLING STOCKHOLDERS	43

PLAN OF DISTRIBUTION	44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	46

DESCRIPTION OF SECURITIES.	48

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.	48

TRANSFER AGENT	49

EXPERTS.	49

LEGAL MATTERS.	49

FINANCIALS	F-1

RECENT SALES OF UNREGISTERED SECURITIES.	II-2

ABOUT US

HOW WE ARE ORGANIZED AND OUR OPERATIONS

We were originally incorporated under the laws of the State of New Jersey on January 11, 1994. We specialize in development and management of a variety of business activities and diverse projects. We transact business operations as follows: (1) through our subsidiary, City Mix LLC, in Abu Dhabi, the United Arab Emirates, we own 49% and have full and exclusive rights to exercise 100% beneficial ownership of and to operate, manage and control a ready-mix concrete plant, representing a technology and equipment to produce ready-to-use fresh concrete containing a few ingredients (sand, pebble, cement, water) mixed to customer specifications; (2) we develop a program for teaching American English as a second language with the aid of a personal computer and plan to market and distribute it in the countries where we are able to attract local partners granting them licenses and exclusive marketing rights.

We have had losses in each fiscal year (we had a net profit in one interim period) since inception and rely upon either the sale of our securities or loans from management to fund any shortfalls in operations.

WHERE YOU CAN FIND US

We are located at 325 Flower Lane, Morganville, New Jersey 07751. Our telephone number is (908) 770-7369 and our facsimile number is (732) 617-8658.

SECURITIES OFFERED BY US

We are offering a maximum amount of 16,000,000 shares of common stock, $.0001 par value, at $0.25 per share. Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised. In addition, our selling security holders are offering to sell up to 2,331,410 shares of our common stock. We will not receive any proceeds from the sale of any common shares by our selling security holders.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The summary financial information set forth below is derived from and should be read in conjunction with our consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus.

	Year Ended on		Six Months Ended ,
	December 31,		June 30
	2004	2003	2005	2004
		Restated
Statement of Operations Data

Revenue	$447,837	$455,925	$203,180	$223,918
Costs and general and administrative expenses	449,502	432,250	241,960	189,876

Operating Income (Loss)	(1,665)	23,675	(38,781)	34,042
Other income (expense)	(292,245)	(52,854)	(22,045)	(17,286)
Net Income (Loss)	(293,910)	(29,179)	(60,826)	16,757

Net Loss per Common Share	(0.01)	(0.00)	(0.00)	(0.00)

Weighted Average Common share Outstanding	42,600,000	42,600,000	42,625,000	42,600,000

	Dec. 31, 2004	Dec. 31, 2003	As of June 30, 2005
Balance Sheet Data		Restated

Current Assets	173,904	183,871	96,529
Current Liabilities	152,643	162,923	101,675
Total Assets	3,499,905	3,878,622	3,376,157

Shareholders’ Equity	2,833,503	3,095,433	2,785,177

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words “we”, “our” or “us” refer to Royal Capital Management, Inc. and not to the selling shareholders.

We discuss all of our material risks in this section.

WE LACK AN OPERATING HISTORY AND OUR SURVIVAL AND THE SUCCESS OF OUR TWO DIVERSE OPERATIONS IS DEPENDENT ON OUR ABILITY TO RECEIVE AND MAINTAIN NEW BUYERS AND ORDERS FOR OUR CONCRETE PLANT AND THE DEVELOPMENT OF OUR SOFTWARE FOR THE AMERCIAN ENGLISH TEACHING PROGRAM

Although we were incorporated in 1994, we lack an operating history. Our future success of our two diverse operations can not be determined. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the following:

-	our ability to receive and maintain new buyers and orders for our concrete produced in Abu Dhabi, United Arab Emirates.

-	our ability to develop software for teaching American English as a second language and receiving buy orders for this software.

If we can not achieve either of these goals, our success and future operations are in doubt.

WE WILL BE REQUIRED TO RAISE CAPITAL TO PAY FOR CERTAIN EXPENSES OR WE WILL NOT GROW OR SURVIVE

Our ability to raise the capital necessary to meet the costs of salary, production, and marketing required and anticipated for the two (concrete plant and software for teaching American English) projects is required. If we fail to raise capital in this offering or through other sources of financing, our continued growth and survival is in jeopardy.

WE WILL BE REQUIRED TO MANAGE VARIOUS EXTERNAL FACTORS OR WE WILL NOT GROW OR SURVIVE

Our ability to anticipate and manage any regulatory developments, social or economic changes, and terrorist threats in the United Arab Emirates and the United States is required for our growth and survival. Our inability to control and manage any of the above factors may lead to our inability to grow or survive.

OUR ASSETS ON OUR BALANCE SHEET MAY BE DECREASED IF WE DO NOT RECEIVE ANY FUNDS FROM A CLAIM IN A FROZEN OFF SHORE BANK ACCOUNT WHICH MAY RESULT IN THE LOSS OF $551,848 AND THE WRITE OFF OF AN ACCOUNT RECEIVABLE OF $275,294

We have a claim from an off shore bank in Grenada in the amount $551,848. All off shore banks in that country have come under government supervision and our account has been frozen. Because of the time lapse since the account was originally frozen in 2002, we have taken an allowance against this amount of $275,924 and are carrying a receivable due from the bank in the amount of $275,924 as of December 31, 2004 and June 30, 2005. We are uncertain of the amount that will ultimately be realized. If the account receivable is written off, our assets on our balance sheet will be reduced.

SINCE WE HAVE TWO DEVELOPING PROJECTS AND INSUFFICENT CAPITAL, WE MAY GIVE PREFERENCE TO THE READY-MIX CONCRETE PLANT PROJECT BEFORE THE AMERICAN ENGLISH TEACHING PROGRAM PROJECT AND AS A RESULT THE LATTER PROJECT MAY NOT GROW OR DEVELOP

Our two ventures are new and thus we do not have significant capital for these projects. In addition, since this offering is a “best efforts” offering, we may decide to use the funds received to aid the ready-mix concrete plant project over the American English teaching program project, and thus negatively impact the growth of the latter project.

SINCE OUR CITY MIX, LLC SUBSIDIARY IS PRESENTLY LOCATED IN THE UNITED ARAB EMIRATES AND SUBJECT TO THE RULES AND REGULATIONS OF THE UNITED ARAB EMIRATES, YOU MAY NOT BE FAMILIAR WITH SUCH RULES AND REGULATIONS AND MAY NOT HAVE THE CAPABILITY TO MAKE AN INFORMED DECISION FOR YOUR INVESTMENT

Our subsidiary, City Mix, LLC’s (our concrete plant) business operations are based in the United Arab Emirates. The City Mix LLC products and services are subject to the rules and regulations of the United Arab Emirates. If you are a United States investor, you may not be knowledgeable of the rules and regulations in the United Arab Emirates. This may lead to your inability to make an informed decision about an investment in us.

OUR BUSINESS OPERATIONS ARE TRANSACTED IN THE CURRENCY OF THE UNITED ARAB EMIRATES AND SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS WHICH CAN DECREASE THE VALUE OF OUR ASSETS

Our operating subsidiary, City Mix, LLC has operations based in the United Arab Emirates. Although the financial information in this document is presented in United States dollars, our subsidiary, City Mix, LLC transacts its business in the currency of the United Arab Emirates. Any negative price fluctuations in such currency to the United States dollar will have the effect of decreasing the value of our assets and, in turn, decreasing the value of your investment.

SINCE THERE IS NO MINIMUM PURCHASE REQUIREMENT IN THIS OFFERING, WE MAY RECEIVE ONLY PARTIAL PROCEEDS FROM THIS OFFERING, WHICH WILL NOT ALLOW US TO ATTAIN OUR INTENDED USE OF PROCEEDS AND CAUSE AN INVESTOR TO POSSIBLY LOSE SOME OR ALL OF HIS INVESTMENT

There is no minimum purchase requirement in this offering. Therefore, we may only receive a partial amount of the intended offering. If we do not receive the full amount of proceeds from this offering, we may not be able to attain our intended use of proceeds, specifically, monies needed for commissioning and start up of the Ready-mix plant in Abu Dhabi and product development and marketing of the English Software Teaching Program. In addition, we may not even be able to pay the costs of this registration statement. This would affect our ability to grow our business. Any investor may lose some or all of his or her investment in the event that insufficient funds are raised and we are unable to grow our business.

WE ARE ONE OF THE READY-MIX CONCRETE PRODUCERS AMONGST MANY IN ABU DHABI AND WE MAY LOSE BUSINESS TO OUR COMPETITORS, HAVE LOWER REVENUES, GROSS MARGINS AND OPERATING INCOME

There are a number of producers of ready-mix concrete presently in Au Dhabi. In the future, it is possible that their quality and production might improve and be superior to ours. Their improvements may cause us to lose our future client base and also reduce our ability to get new clients. We continue to experience intense competition across all markets for our products and services. These competitive pressures may result in decreased sales volumes, price reductions, and/or increased operating costs, such as for marketing and sales incentives, resulting in lower revenues, gross margins and operating income.

CERTAIN STATES MAY NOT ALLOW SALES OF OUR COMMON SHARES PURCHASED IN THIS OFFERING OR RESALES BY OUR SELLING SHAREHOLDERS AND SUCH SHAREHOLDERS MAY BE REQUIRED TO HOLD THEIR COMMON SHARES INDEFINITELY

The selling shareholders shares registered in this offering and the common shares purchased in this offering are intended to be qualified or exempt for sale only in a limited number of states. Such shareholders may move to jurisdictions in which the common shares are not qualified or exempt. No assurances can be given that we will be able to effect any required qualification or that any exemption will be available permitting such shareholder to sell his common shares, and, as a result, such common shares may be required to be held indefinitely.

SALES BY SELLING SECURITY HOLDERS BELOW THE $.25 OFFERING PRICE MAY CAUSE OUR STOCK PRICE TO FALL AND DECREASE DEMAND IN THE PRIMARY OFFERING WHICH MAY DECREASE THE VALUE OF YOUR INVESTMENT

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, it may be difficult to sell all of the shares to investors. As a result, our planned operations may suffer from inadequate working capital.

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY BASED ON THE NUMBER OF SHARES WE ARE REGISTERING FOR SELLING SECURITY HOLDERS AND YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES AT OR ABOVE THE PRICE YOU PAID FOR THEM

There has been no trading market for the shares of our common stock and none is anticipated to develop in the near future. We intend to apply for a quotation on the Over the Counter Bulletin Board concurrently with the filing of this offering. It is unlikely that our trading market will develop in the near term, or that if developed, it will be sustained. In the event the regular public trading market does not develop, any investment in our stock would be highly illiquid. We do not know the extent to which the market for our shares of common stock will expand or contract upon the resale of the shares registered under this prospectus since we presently do not have a market for our securities. Therefore, your ability to resell your shares may be limited. Actions or announcements by our competitors, regulatory developments and economic conditions, as well as period-to-period fluctuations in our financial results, may have significant effects on the price of our common stock and prevent you from selling your shares at or above the price you paid for them.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

We are registering 18,331,410 shares for sale in this offering. Since we have 100,000,000 shares authorized with 41,350,000 shares that have not been issued; and 40,318,590 shares issued and outstanding but not registered, sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock and our ability to raise equity capital in the future.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The gross proceeds to us from the sale of up to the additional 16,000,000 shares of our common stock at a price of $0.25 per share are estimated to be $4,000,000, assuming all of the shares offered by us in this offering are sold. The proceeds, if any, may be significantly less than $4,000,000, and there is the possibility that the proceeds may not be sufficient to cover the costs associated with this offering. We expect to use the net proceeds from this offering for the purposes described in the table below. Any gross proceeds will be used first to pay the offering expenses of $102,500.00. Any gross proceeds after the offering expenses will be used as listed in the table below. We have agreed to bear the expenses relating to the registration of our own shares as well as the shares for the selling security holders.

Gross Proceeds	$ 4,000,000
Offering Expenses	$ 102,500

USE OF PROCEEDS

Commissioning and start-up of the ready-mix concrete plant

Stage 1

1. Purchase of two concrete pumps	$700,000
2. Purchase of raw materials *	$560,000

3. General and administrative expenses, including employment of plant personnel	$200,000
4. Computer control systems	$89,000
5. Testing and commissioning	$70,000
6. Connection of permanent water and electricity	$58,000
7. Aggregate silos modification	$48,000
8. Purchase of pick-up vehicles	$30,000
9. Workshop equipment, tools, furniture	$30,000
10. Telephones, network, miscellaneous	$15,000
Sub-Total	$1,800,000

* The amount of $560,000 includes a provision for payment of the balance of City Mix, LLC’s loan to the First Gulf Bank, Abu Dhabi, United Arab Emirates, outstanding at the time the proceeds are received. This loan had been obtained from First Gulf Bank by the former owners of City Mix LLC to finance the construction of the concrete plant before City Mix LLC was put for sale through a private auction in November 2000. The original loan amount was $1,061,225 and carried an interest rate of 10.5% per annum. The funds were used to finance the purchase of the plant machineries in Italy and shipment to Abu Dhabi and to cover local construction costs. The loan has no fixed maturity date. As of July 1, 2003 the interest rate on the loan was renegotiated with and accepted by the bank from 10.5% to 5% and at present, City Mix, LLC, is paying $6,803 per month including approximately $6,000 of principal and $800 of interest. In the event that the outstanding balance of the loan has been paid off by the time the proceeds are received, the whole amount of $560,000 will be used for the purchase of raw materials in order to increase production from the plant.

Stage 2

1. Purchase of seven transit mixers	$560,000
2. Purchase of one concrete pump	$350,000
3. Purchase of raw materials	$150,000

4. General and administrative expenses, including employment of plant personnel	$110,000
5. Purchase of pick-up vehicles	$30,000
Sub-Total	$1,200,000

Total for Stage 1 and Stage 2	$3,000,000

Program for teaching American English as a second language

1. Product development	$55,000
2. Legal support	$40,000
3. Contractual support	$25,000
4. Professional fees	$20,000
5. Administrative costs	$10,000

Total	$150,000

General Corporate Purposes	$747,500

Gross Proceeds	$4,000,000

Less Offering Expenses	$102,500

Net Proceeds	$3,897,500

In the event that an amount below the above maximum is raised, we will prioritize our expenses as follows.

Amount of Proceeds	Use

25% ($1,000,000 less offering expenses of $102,500 or an aggregate of $897,500)

1.    $550,000 will be used to commission our ready-mix concrete plant in Abu Dhabi, the United Arab Emirates and to start-up pilot and small-size contract production from one batching units of the plant. This amount includes a provision for payment of the balance of City Mix, LLC’s loan to the First Gulf Bank, Abu Dhabi, United Arab Emirates, outstanding at the time the proceeds are received (approx. $110,000). In the event that the outstanding balance has been paid off by the time the proceeds are received, the provision of $110,000 will be used to purchase more raw materials in order to increase the plant production.

2.    $150,000 will be used to finance the development of the English educational software program.

3.    $197,500 will be used for general corporate purposes.

50% ($2,000,000 less offering expenses of $102,500 or an aggregate of $1,897,500)

1.    Further to the 25% received, the next $825,000 will be used to purchase two concrete pumps, utilize the second batching unit and increase production volumes of our ready-mix concrete plant.

2.    The balance of $175,000 will be used for general corporate purposes.

75% ($3,000,000 less offering expenses of $102,500 or an aggregate of $2,897,500)

1.    Further to the 50% received, the next $900,000 will be used to expand production facilities and further increase production capacity of our ready-mix concrete plant.

2.    The balance of $100,000 will be used for general corporate purposes.

In the event that less than 25% of the proceeds are raised, we will be using any funds received to test, commission and prepare our ready-mix concrete plant in Abu Dhabi for operation until we receive an aggregate investment of $550,000 to start pilot and small-size contract production from the plant and are then able to proceed with further expenses as above.

In the event that less than 25% of the proceeds are raised, we will be using any funds received to test, commission and prepare our ready-mix concrete plant in Abu Dhabi for operation until we receive an aggregate investment of $550,000 to start pilot and small-size contract production from the plant and are then able to proceed with further expenses as above. If we are unable to accumulate enough funds to commission the plant and start production, we will consider other options to utilize our production facilities, including a lease arrangement, or an operating management agreement with one of the local producers.

We intend to use net proceeds of the offering for the general corporate purposes which may include expansion of our sales, marketing and development efforts, rent of the corporate office and new computer equipment. But we have not designated any specific uses. We may also use portion of the net proceeds to pay salaries to our officers: Mr. Zilman, Mr. Ginzburg, Mr. Klebanov and an employee, Mrs. Safonova ranging from $30,000 to $100,000. Pending these uses, we intend to invest net proceeds in short-term interest bearing FDIC insured deposits.

DETERMINATION OF OFFERING PRICE

The initial public offering price of $0.25 per share for the offering of 16,000,000 shares has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin Board concurrently with the filing of this prospectus. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board. In addition, however, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded on any recognized securities exchange. Thus there is no available public trading market to sell our shares. Upon this registration statement being declared effective, we intend to have a registered broker-dealer file a Form 211 with the NASD for the purpose of obtaining a quote on the OTC Bulletin Board. As of October 21, 2005, based on our records, we had 57 shareholders holding 42,665,000 shares of our common stock.

As of October 21, 2005, we do not have any outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register 2,331,410 shares of our common stock held by selling security holders. In addition, we are offering a maximum of 16,000,000 shares of our common stock at $0.25 per share.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of October 21, 2005, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
plans approved by
security holders

Equity compensation	None
plans not approved
by security holders

Total	None

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

-	Make a suitability determination prior to selling a penny stock to the purchaser;

-	Receive the purchaser’s written consent to the transaction; and

-	Provide certain written disclosures to the purchaser

.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our audited financial statements for the year ended December 31, 2004 and their notes appearing elsewhere in this prospectus. Our results for the six months ended June 30, 2005 are not necessarily indicative of our results for the 2005 fiscal year. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward - looking statements.

Overview

We were incorporated under the laws of the State of New Jersey on January 11, 1994 as an international trade consulting firm and were rendering business consulting services until July 2002, when we commenced our activities in developing computer software products designed for teaching foreign languages, based on the technology for improved perception and memorization of information using electronic visual devices, such as a personal computer, which we acquired by virtue of a license agreement with YZ Business Consulting.

In December 2003, as a result of the purchase of assets of City Mix Management, Inc., we acquired 49% of City Mix LLC, a company incorporated in Abu Dhabi, the United Arab Emirates, which owns a ready-mix concrete plant. In City Mix LLC, we own 49% (which is the maximum shareholding ownership allowed for non-residents by the United Arab Emirate laws) and have full and exclusive rights to exercise 100% beneficial ownership of the company and to operate, manage and control all the assets and business of City Mix LLC. The remaining 51% is owned by a United Arab Emirates national, Mubarak Al Ahbabi. Our total assets (consisting mainly of City Mix, LLC) as of June 30, 2005 were $3,376,157.

•

Share Transfer and Amendment to the Memorandum of Associations, signed with Mubarak Al Ahbabi, holder of 51% of City Mix LLC, whereby we acquired ownership of 49% of City Mix LLC and are appointed manager of City Mix LLC with all powers to exclusively operate and manage the business of City Mix LLC;

•

Power of Attorney from Mubarak Al Ahbabi, whereby we are authorized to act on his behalf in connection with his 51% ownership, to vote for and on his behalf in any manner we deem appropriate at all meetings of City Mix LLC, and to exercise all the rights whatsoever attached to the said 51% ownership. The Power of Attorney cannot be revoked without our written consent; and

•	Agreement dated November 26, 2000 signed with Mubarak Al Ahbabi confirming the above and setting obligations and relationships of the parties in City Mix LLC.

All the above documents are governed by the appropriate laws of the UAE and are fully enforceable as any other transactions and/or agreements concluded in the UAE and registered with the appropriate authorities.

In the years to follow, we are planning to develop our activities in two major business segments:

(1)	commissioning, start up and operation of our ready-mix concrete plant in Abu Dhabi, the United Arab Emirates;
(2)	development, marketing and distribution of a program for teaching American English as a second language with the aid of a personal computer.

(1.) Commissioning, start up and operation of our ready-mix concrete plant in Abu Dhabi, the United Arab Emirates

We are planning to develop this project through our subsidiary City Mix LLC. The United Arab Emirates and the Emirate of Abu Dhabi, in particular, have attracted multi-billion dollar investments, including foreign capital investments, for the development of major construction projects. The construction and industrial sector is the second largest industry in the UAE after oil and gas. In the next few years, Abu Dhabi expects local and foreign investments to invest at least $10 billion into emerging industrial zones (‘Abu Dhabi Economy’, Issue 381, March 2004). All Abu Dhabi construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used, construction material.

Our ready-mix concrete plant comprising two batching plants is a technology manufactured and acquired by us in 1999, and a set of machineries designed to produce fresh concrete of any type to local and international quality standards by controlling all technological processes in strict accordance with the required mix design. As of today, the project is in its final stage. Specifically, all civil construction works have been completed and all the machineries have been erected. Once the necessary funds are provided, the machineries will be tested and commissioned and the plant will be ready for production in approximately 3 months thereafter. We will need approximately $300,000 to test and commission the plant and to prepare it for operation. The said $300,000 will be used to purchase and install new computer control systems, connect permanent water, electricity and telephone lines, procure necessary workshop tools, make necessary testing and adjustment of all the machineries, including replacement of any faulty spare parts, purchase small quantities of raw materials for trial operation, and to employ primary personnel.. After the plant is prepared for operation we will need further approximately $140,000 primarily to purchase more raw materials and employ additional personnel in order to start-up pilot and small-size contract production. With the increase of the proceeds from this offering we will continue our investments into the plant operation in accordance with our use of the proceeds plan as described on pages 11 and 12 above, in order to start-up the second batching plant, increase the overall plant production and to purchase additional technological and transportation equipment, including truck-mounted concrete pumps to improve product delivery services to clients.

Our management is responsible for the overall executive management and control of the project. In Abu Dhabi, the day-to-day management of the operations will be carried out by City Mix LLC. The project will be realized in two stages. Stage 1 is commissioning and operation of the first batching plant; and Stage 2 is commissioning and operation of the second batching plant. To facilitate the start-up of the plant, we are planning to spend about $3,000,000, which will be used mostly to finance the commissioning of the plant, purchase of initial quantities of raw materials, employment of production and administrative personnel and acquisition of additional technological and transportation equipment.

(2.) Development, marketing and distribution of a program for teaching American English as a second language with the aid of a personal computer.

With this project, we are planning to develop our activities internationally within the educational sector. Our purpose is to establish long-term commercial presence in this international market and to develop a number of educational projects and activities.

At the moment we are making use of our 16 concrete mixer trucks by renting them out to RMC Supermix LLC, a local concrete producer, to provide cash in order to finance our day-to-day expenses, including costs required to proceed with the English language program project. The trucks are rented subject to Rental Agreement dated 06/26/05 (the “Rental Agreement”), which carries the following main terms and conditions.

•	Subject of Rental Agreement. RMC Supermix LLC (“RMC”) rents 16 mixer trucks from City Mix LLC (“City Mix”) pursuant to the terms and conditions of the Rental Agreement.
•	Terms of Payment. RMC pays to City Mix an aggregate rental of approximately $26,000 per month for all 16 mixer trucks for the current month by 90 days postdated checks on the first current month.
•

Major Obligations. City Mix maintains valid truck insurance and registration, and RMC supplies drivers and technical personnel to service and operate the trucks at no cost to City Mix except for any major malfunction due to the manufacturer’s default, in which case City Mix is to cover the expenses of such malfunctions.

•

Duration and Termination. The Rental Agreement is for 12 months and is automatically renewable. Either party can terminate the Rental Agreement prior to expiration by a one-month notice to the other party, in which case RMC must deliver the trucks to the City Mix’s plant site on the expiration of the termination period.

The fact that we are renting all mixer trucks to a single party represents a dependence on one major customer, however in the event of termination of the Rental Agreement to whatever reason, there is a provision for a one-month termination notice, and it will be sufficient for us to enter into similar agreements with another customer. The Rental Agreement also provides for the return of the trucks on a one-month notice basis at any time we deem necessary, and therefore all the trucks will be available for the company before the production from the City Mix’s plant commences.

We will start with developing, marketing and distribution of a computer software product designed for teaching foreign languages, based on the technology, which we acquired in 2002 under a contract with YZ Business Consulting, a company owned by our officer and director, Yevsey Zilman. The principal terms and conditions of the contract are as follows.

•

Subject of the Agreement. YZ Business Consulting (“YZ”) provides us with the technical know-how and the intellectual property related to the method of improved perception and memorization of information using electronic visual devices, such as a personal computer (“the Technology”), and we modify and upgrade the Technology, develop and market product(s) based on the Technology and pay royalties to YZ.

•

Obligations. YZ grants to us a right to the know-how of YZ with respect to the Technology, including a right to utilize the Technology in order to develop and sell product(s) based on the Technology and to market such product(s), including the right to improve and upgrade the Technology. YZ also provides technical support, supervision, and professional advice to us in the utilization of the Technology. We undertake to develop, at our cost, the Technology and software product(s) based on the Technology, commence production and commercial sales of such product(s), and pay royalties to YZ in accordance with the terms of the contract. The above rights are not exclusive. We do not share any improvements or developments of the Technology-based products with YZ, which may allow YZ to take advantage of such improvements.

•

Royalties. We will make regular payments to YZ of forty per cent (40%) of the total revenues from our sales of any product, services or any other activities utilizing the Technology after deduction of all related costs of development, legal protection, advertising and production incurred by us prior to such sales.

•	Term of the contract and termination. The term is unlimited with a termination clause by mutual consent or in the event of violation of the contract by either party.”

This technology is designed for self-studying of foreign languages with the aid of a personal computer. For this technology, Provisional Patent Application of 07/03/2003 has been filed with the United States Patent and Trademark Office and it is now being registered with the US and international patent authorities pursuant to a contract dated February 15, 2003 between us and Edward D. Pergament, Registered Patent Attorney, Reg. # 43346. On June 28, 2004, International Application No. PCT/US2004/02/07/64 was filed with the International Bureau of WIPO, Geneva, Switzerland and Confirmation No. 4543 was registered with the United States Patent and Trademark Office.

We are planning to develop a software product designed to teach American English as a second/foreign language to non-English speakers, as well as to expand the vocabulary and improve general knowledge of the language of those who command American English in one degree or another. The product can be used for self-studying and can assist in memorization, correct pronunciation, spelling and practical utilization of the spoken English material of about 4,000 most frequently used words and word expressions. It will be followed by creation of other products, which can assist in the development of good command of American English assisting students for entrance examinations at US educational institutions.

Following the technology acquisition we commenced our activities on this project by carrying out research and development work, which was threefold.

(i)	Legal protection of the computer software program and patent registration, which was secured with the US Patent and Trademark Office and International Bureau of WIPO on June 28, 2004; and
(ii)	Development of the primary course educational aid and lexical and grammatical material thereto; and
(iii)	Search for potential partners and carrying out preliminary negotiations with publishing, educational and commercial institutions to organize future commercial sales.

The process of registration of the international application continues. On request of the International Bureau of WIPO we supplied them with additional materials, namely graphic images characterizing the technology, and our patent attorney continues working with them as planned.

We have cooperated with major international companies such as Wizzard Software Corporation, based in Pennsylvania and JupiterImages, based in Arizona, to complete our program with high quality components, namely audio material in the form of AT&T natural speech text to speech engine and video material in the form of ClipArt vector images respectively. Based on contracts signed with these two companies, we purchase the above-referenced components to complete our program and our agreement with both of them does not allow us to mention their names in our product or related materials.

In order to develop the lexical material for the program and to format it in accordance with teaching techniques applied in the program a number of highly qualified language experts have been involved including the leader of one of the organizations affiliated with TESOL. This organization is known as TESOL Ukraine (Teachers of English to Speakers of Other Languages in Ukraine), an affiliate of the International Association. TESOL, Inc. (Teachers of English to Speakers of Other Languages) with headquarters in Alexandria, Virginia. TESOL Ukraine’s President Nina A. Lyulkun has been involved as our principal consultant on all matters related to the development of the English lexical and grammatical material for our program. We cooperate with Nina A. Lyulkun as the leader of a social organization interested in popularization of a new method of teaching the English language, and our arrangement with her has no financial obligations on either side.

Except for royalty payments to YZ Business Consulting, Inc. described above, we are not obligated to share our revenues from the sales of our program products with any other party.

As of today, we have developed the structure of our computer software program and its basic components, and built up the vocabulary for the primary course. A demo version of the basic educational operations and techniques of the program has been developed. A logo and a trade name ZS SuperTutor for the Technology and Technology-based software products have been developed. We continue developing the lexical and grammatical material for our software program in the English and Russian languages

Plan of Operation for the Next 12 Months

In the next 12 months we are planning to proceed with the above two projects. Until we start receiving proceeds from this offering, we will work on the English language educational program, namely developing the lexical and grammatical material of the primary course educational aid. We expect to develop the end product by the fourth quarter of 2005. We will need approximately $75,000 to finance this activity and are planning to use our truck rental revenues for this purpose. At the moment we have net accounting losses due to provisions for depreciation costs and the allowance for loss on due from bank, however, we actually have had positive cash flows from operations in the years ending December 31,2004 and 2003 and the six months ended June 30, 2004, which are expected to allow us to finance this activity and our day-to day expenses. Upon completion of the primary course educational aid we are planning to enter into agreements with a number of educational and other institutions in Russia to set up English language classes with the use of our educational aids/products, which will be marketed by these institutions in their educational activities. We will also make necessary preparatory efforts to extend our primary course sales to other Russian speaking countries of the region.

If we raise additional funds from this offering, we will commence the City Mix, LLC project, which we will prioritize as follows.

•

The first approximately up to $550,000 raised from the public offering will be used to commission our ready-mix concrete plant in Abu Dhabi, the United Arab Emirates and to start-up pilot and small-size contract production from one batching units of the plant. We will need approximately 3 months to make the plant ready for operation.

•

The above amount of $550,000 includes a provision for payment of the balance of City Mix, LLC’s loan to the First Gulf Bank, Abu Dhabi, United Arab Emirates, outstanding at the time the proceeds are received (approximately $110,000). In the event that the outstanding balance has been paid off by the time the proceeds are received, the provision of $110,000 will be used to purchase more raw materials in order to increase the plant production.

With the increase of proceeds, we will make further contributions to our ready-mix concrete project in Abu Dhabi in order to expand production facilities and further increase production capacity as planned. In parallel with that, we will finance and intensify the development of the English educational software product to commence commercial sales as early as practicable.

In the event that we are unable to raise $550,000 from this offering required to commission the plant and start-up pilot and small-size contract production, we will consider other options to utilize our production facilities, including a lease arrangement, or an operating management agreement with one of the local producers, whereby our plant will be operated by a professional operator in the interest of both parties on a profit sharing or a fixed fee basis, or any other options, which may be available to us at the time.

The number of our employees will not change significantly. However, as we start our ready-mix concrete activities, we expect the number of employees to grow and reach approximately 55 employees in City Mix LLC.

We anticipate the truck rental income in the next 12 months to be around $310,000, which will be sufficient to finance our day-to day costs and the development of the end product of the English language educational software program as planned. In the event that we have no proceeds from this offering by the time our primary course educational aid is ready for sales, we will market the product by small quantities, and our truck rental revenues will be sufficient to finance this activity based on the expected cash, which will not depend on depreciation costs and the cash in a closed bank. As of today we have paid necessary patent costs, 500 licenses for Wizzard Software Corporation’s components for software program, and ClipArt vector images from Jupiter Images, which will allow us to market the first lot of 500 pieces of our educational aid product.

Results of Operations

Comparison of six months ended June 30, 2005 to six months ended June 30, 2004.

(All figures are expressed in U.S. Dollars)

	Six months ended on June 30, 2005	Six months ended on June 30, 2004	Increase / (Decrease) in June 2005
Revenue, truck rentals	$ 203,180	$ 223,918	$ (20,738)

Costs and general and administrative expenses	(241,960)	(189,876)	52,084

Operating Income (Loss)	(38,781)	34,042	72,823

Other Income (expenses)
- Finance Cost	(22,045)	(21,503)	542
- Non Operating (expenses) / Income	0	4,218	(4,218)
Other Expenses (Net)	(22,045)	(17,286)	4,759

Net Income (Loss)	$ (60,826)	$ 16,757	$ 77,582

Revenue: We are a development stage company that is yet to commence its operations of ready mix cement. However, our subsidiary in the U.A.E., City Mix L.L.C. is making use of their 16 cement mixer trucks by renting to generate revenue. Revenue from truck rentals for the six months ended on June 30, 2005 were reduced by $ 20,738 compare to corresponding six months ended on June 30, 2004 as the hirer has stopped using 8 trucks in the month of June 2005 out of 16 trucks.

Cost and General and Administrative expenses: The cost and general administrative expenses for the six months period ended June 30, 2005 increased by $52,084 or 27.43% compared to corresponding six months ended on June 30, 2004. This increase was mainly caused by the issuance of 50,000 shares of common stock, valued at $12,500, to our president as compensation and an increase in the sponsorship fee of $21,394, which represents an agreement reached with the partner, whereby we agreed to pay him 2% of our truck rental revenues from the date the truck rent commenced in September 2002 and until to date. Therefore, an amount of $17,329 was paid for the period prior to December 31, 2004 and another $4,065 was paid for a period from January 01 to June 30, 2005. In earlier years, prior to 2005, there was no such a truck rent revenue sharing agreement, and only the normal annual fee of $54,422 was paid to the partner. Additionally, the legal fees increased by $8,707 mainly due to the increased amount of legal services associated with the public offering preparations. Also, there was an increase of vehicle rent by $14,722 as there were no such payments in the six months period ended June 30, 2004.

Finance costs: Finance cost increased marginally for six months ended period June 30, 2005 by $542 or 2.52% compared to six months ended June 30, 2004. It comprised of interest paid on First Gulf Bank’s loan and check discounting charges. The former was reduced by $377 compared to six months ended June 30, 2004 due to renegotiated rate with the First Gulf Bank from 10.5% to 5% per annum applied from last quarter of year 2004. The later was increased by $918 compared to six months ended June 30, 2004 due to more discounting of checks in this period. The net effect resulted in a minor increase in financing cost.

Non Operating Income: Such income in the six months ended June 30, 2004 consisted of an audit fee refunded relating to our initial operating period.

Net Loss: For the six month ended June 30, 2005 our net loss totaled $60,826 or 29.94% of revenue, as compared to net income of $16,757, or 7.51% of revenue for the corresponding six months ended June 30, 2004. The principal cause of loss for the six months ended June 30, 2005 was decrease in rental income of $ 20,739 and other reasons stated above for increased costs and general administrative expenses.

Comparison of year ended December 31, 2004 to year ended December 31, 2003

(All figures are expressed in U.S. Dollars)

	2004	2003	Increase / (Decrease) in 2004
Revenue, truck rentals	$ 447,837	$ 455,925	$ (8,088)

Costs and general and administrative expenses	(449,502)	(432,250)	17,252

Operating Income (Loss)	(1,665)	23,675	25,340

Other Income (expenses)
- Provision for loss – Receivable from bank	(275,924)	0	275,924
- Finance Cost	(38,718)	(61,415)	(22,697)
- Non Operating Income	22,397	8,561	13,836
Other Expenses (Net)	(292,245)	(52,854)	239,391

Net Loss	$ (293,910)	$ (29,179)	$ 264,731

Revenue: As previously stated we are a development stage company that has yet started its planned operations to manufacture ready mix concrete. However, we are making use our 16 concrete mixer trucks by renting them out. Revenue from truck rentals decreased slightly by $8,088 or 1.77% in 2004 over immediate previous year. This was because in 2004 we began to rent to one company and reduced our rental fees due to that fact.

Cost and General and Administrative expenses: There was a net increase in these costs and expenses of $17,252 or 3.99% compared to the prior year. There were increases of $120,445, comprising mainly: (i) an increase of legal fees by $12,783 related to the City Mix LLC’s litigation in Abu Dhabi, UAE; (ii) an increase of consulting fees by $44,640 as we started paying to YZ Business Consulting for business consulting services to us in 2004; and (iii) an increase in various other expenditures as stated below by $62,396 due mainly to mainly due to increase in insurance for our plant and trucks of $20,424, license related cost for factory and office premises by $9,915, insurance and maintenance of $9,593, and vehicle rent of $8,274. This cost was offset by a decrease in salary and benefits of $38,958, due to decrease in the number of employees, management fees paid of $55,266 and stock based compensation of $8,969 issued in the year 2003.

	12/2004	12/2003	Difference
Office Rent	10,340	14,178	(3,838)
Insurance (Plant)	29,204	8,780	20,424
License Fee, Visa & PRO chgs.	19,742	9,827	9,915
Telephone, Fax, etc.	11,021	5,260	5,761
Bank Charges	3,077	1,677	1,400
Repairs & Maintenance	4,563	403	4,160
Traveling & Petrol	5,582	2,718	2,864
Vehicle Rent	8,274	0	8,274
Vehicle Insurance & Maintenance	17,125	7,532	9,593
Recruitment Fees	0	2,381	(2,381)
Accounting & Professional chg.	7,783	6,193	1,590
Factory Supplies	0	2,116	(2,116)
Office Supplies & Cleaning	4,291	1,197	3,094
Other Miscellaneous charges	5,392	2,786	2,606
Tax – NJ	1,050	0	1,050

Total	127,444	65,048	62,396

Provision for loss on receivable from bank: We have a deposit off $551,848 in a closed bank, the Anglo American Bank, located in Grenada, which is undergoing liquidation. The Ministry of Finance of that country is supervising the liquidation process and return of the funds to the account holders. The company has made provision of $ 275,924 for the doubtful recovery from that bank.

Finance costs: These costs decreased $22,697 or 37% in 2004 principally because we renegotiated our rate with the First Gulf Bank from 10.5% to 5% per annum.

Non Operating income increase $ 13,836 in 2004 to $ 22,297. This was made up mainly of a return of an audit fee relating to our initial operating period of $ 4,218 and $ 18,175 related to the adjustment of an inter company transaction. For the 2003 year other income of $ 8,561 was mainly a consultancy fee received.

Net Loss: For the year ended December 31, 2004 our net loss totaled $293,910 or 65.63% of revenue, as compared to net loss of $29,179, or 6.40% of revenue for the year ended December 31, 2003. The main reason for the increase in the loss for the year ended December 31, 2004 was the $275,924 provision for loss of cash in closed bank charged to operations.

Application of Critical Accounting Policies

The management discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. We believe the estimate for provision for loss of receivable from bank is critical and has a material impact on our financial presentation.

Off Balance Sheet Arrangements

We have operating lease commitments for a sublease of land (300 ft x 300 ft) on which the plant is constructed. In accordance with the laws of the Emirate of Abu Dhabi, the United Arab Emirates, the land on which the plant is constructed is owned by the Abu Dhabi Municipality and is leased to Mr. Mubarak Al Ahbabi, a UAE national and the partner of City Mix LLC. It is a legal requirement in the UAE for a non-resident entity to have a UAE national in a limited liability company as a partner. Subject to an agreement dated November 26, 2000, this land is subleased by Mr. Mubarak Al Ahbabi to City Mix LLC for the duration of the agreement, which is 20 years and renewed upon expiration. The Abu Dhabi Municipality issues one certificate for both lease and sublease of the land. The certificate is automatically renewed by the Abu Dhabi Municipality on an annual basis provided the annual fee is paid. The sublease amount is $13,000 per annum.

We own 49% of City Mix LLC (which is the maximum shareholding ownership allowed for non-residents by the United Arab Emirate laws) and have full and exclusive rights to exercise 100% beneficial ownership of the company and to operate, manage and control all the assets and business of City Mix LLC. The remaining 51% is owned by a United Arab Emirates national, Mubarak Al Ahbabi. Our total assets (consisting solely of City Mix, LLC) as of June 30, 2005 were $3,376,157.

Issues and Uncertainties

(a.) Pending litigations

Since inception, we are involved in litigation. However, management has determined that past and current litigation will not have a material effect on the operation of the company.

City Mix LLC vs. Armitage Engineering LLC:

The basis for the dispute of City Mix LLC (“City Mix”) and their main contractor Armitage Engineering Co. LLC (“Armitage”) is the fact that Armitage failed to complete its work in time as was specified by Contract dated March 28, 1999 and Annex A-1 dated September 11, 2001. Armitage disputed this fact and has taken a series of illegal actions to thrust its unfair position upon City Mix, which has caused substantial damage to City Mix.

Currently there are two court actions related to the dispute between City Mix and Armitage.

i.) Main Action 422/02, in which Armitage seeks recovery of $158,514 representing the final payment under the contract and City Mix filed a counter claim claiming compensation from Armitage for the amount of $739,048 plus a daily compensation of $4,924 for loss of daily profits resulting from City Mix being deprived from utilizing its factory from February 26, 2002 until a final judgment is rendered and $2,449 daily as fees for the consultant until a final judgment is rendered.

ii.) Urgent Case 73/02 filed by City Mix to stop Armitage’s illegal actions of locking the City Mix’s factory site, preventing City Mix’s subcontractors, engineers and technical staff from accessing the site and preventing City Mix from completing installation and commissioning work.

On December 23, 2003 the court issued its judgment on this urgent case and confirmed the findings of a previously appointed expert that Armitage had in fact taken wrongful actions causing damages to City Mix. This claim is being used as evidence for the requests of compensation in the counter claim filed by City Mix in the action No. 422/02.

We feel the chances of City Mix recovering the compensation are good, however, it might be very difficult to give an estimate as to how much compensation may be awarded as this is at the discretion of the trial judge.

(b.) Receivable from bank

We have a balance of $551,848 in a closed bank, Anglo American Bank, a Grenada Corporation (Bank). The Anglo American Bank is undergoing liquidation, which is supervised by the Ministry of Finance of Grenada. In our letters to the Ministry of May 30, 2004 and April 5, 2004, we requested the latest development of the situation, but have not yet received a response. Nevertheless, by telephone we were notified by Ms. Roth, Secretary of the Ministry of Finance, that the Ministry was supervising the process of liquidation of the bank and the issue of the return of the funds to the depositors. None of the funds deposited in the Anglo American bank are insured. As mentioned above we have recorded an allowance for uncollectible amount due from bank of $275,924. At this time we are unable to estimate how much we will collect. Since we will not utilize this bank for any future deposits, our future potential risk will never exceed $551,848.

Liquidity and Capital Resources

Since inception, we have financed our operations through bank debt, loan from third party, equity from our shareholders and funds generated by our business. Cash and cash equivalents as at June 30, 2005 and December 31, 2004 totaled $37,221 and $108,638 respectively representing reduction of $71,418 and $57,004 from their respective beginning of the period/year i.e.: January 1, 2005 and January 1, 2004. As we commence our ready-mix concrete activities, our revenues should come from the plant operation and products sales instead of truck rental activities.

Net Cash Flow from Operating Activities: Net cash used in operations amounted to $19,764 for the six month ended June 30, 2005 compared to cash provided of $67,307 for the six months ended June 30, 2004. The principal cause of the increase in cash used was the net loss of $60,826 incurred for the six months ended June 30, 2005 against the net income of $16,757. Contributing to the out flow of cash were payments for prepaid expenses of $31,360 and accruals of $50,968, which were partially offset by increases in accounts receivable of $37,320 and stock based compensation of $12,500.

Our operations for the year ended December 31, 2004 provided $78,222 in cash compared to $504,178 for the year ended December 31, 2003. The principal cause of the reduction in operating cash flow in year 2004 was an increase in accounts receivable and deposits, advances and prepayments by $37,320 and $9,717 respectively against reduction of deposits, advances and prepayments compared to increases in accruals and provisions by $324,843 and $60,961 respectively in year 2003.

Net Cash Used In Investing Activities : For the six months ended June 30, 2005 we did not use any cash for investing activities, whereas in the same period in 2004 we purchased some office equipment for $7,532. Net cash used in investing activities amounted to $15,519 for the year ended December 31, 2004 compared to $345,752 for the year ended December 31, 2003. The principal cause of reduction was addition to construction under process of $345,752 in year 2003 where as in year 2004 there is marginal addition of $5,502. The company has also utilized cash on patent cost of $10,017 in year 2004.

Net Cash Used In Financing Activities : Cash used in financing remained about the same for the two six month periods. Cash outflow for the year 2004 increased by $97,031 caused by $52,000 spent in 2004 for deferred offering costs and in 2003 we received a capital contribution of$29,820 with no like item in 2004.

The liability to HSBC representing a post-dated check discounting arrangement was $74,639 as at December 31, 2004 and $37,320 as at June 30, 2005. These were netted off against corresponding assets, i.e.: accounts receivables, trade, which was $111,959 and $0 as of December 31, 2004 and June 30, 2005 respectively. Normal trade terms in the UAE are 90 days. At time of billing we are paid with a check post dated 90 days forward. If we require cash for operations these post dated checks are discounted at the HSBC at an annual rate of 9% much like a factoring arrangement.

As of October 6, 2005, cash on hand was $25,912.85. This will satisfy our cash requirement for approximately two months. We will need about $300,000 within the next 12 months to finance our liabilities, day-to-day costs and development of the end product of the English language educational software program, and we will use our truck rental revenue for this purpose. All funds that may be raised from this offering within this period will be used to finance our projected cash requirements related to the development of the ready-mix concrete plant project and the English language educational software program as planned.

Our subsidiary City Mix, LLC is liable on a loan payable to the First Gulf Bank, Abu Dhabi, United Arab Emirates, which is collateralized by 16 concrete mixer trucks. The trucks will be released to the company once the loan is fully paid off. This loan had been obtained from First Gulf Bank by the former owners of City Mix LLC to finance the construction of the concrete plant before City Mix LLC was put for sale through a private auction in November 2000. The original loan amount was $1,061,225 and carried an interest rate of 10.5% per annum. The funds were used to finance the purchase of the plant machineries in Italy and shipment to Abu Dhabi and to cover local construction costs. The loan has no fixed maturity date and no covenants and/or restrictions. As of July 1, 2003 the interest rate on the loan was renegotiated with and accepted by the bank from 10.5% to 5% and at present, City Mix, LLC is paying $6,803 per month including approximately $6,000 of principal and about $800 of interest. Based on such repayments the loan is expected to be fully repaid by May 2007.

Management anticipates that our primary uses of capital in the future periods will be allocated to pay off our bank loan and for working capital purposes. After we receive proceeds from this offering and put our ready-mix concrete plant into operation our business strategy will be to increase working capital by internal growth through sales of our products, and externally through the sale of potentially dilutive securities. We may also continue to incur debt as needed to meet our operating needs.

We do not currently have material commitments for capital expenditures. However, we anticipate entering into such commitments for approximately $1,900,000 to ensure the start-up and the operation of our ready-mix concrete plant and provided the necessary funds are raised from public investors.

In the ordinary course of business, we enter into contracts that specify that we will purchase all or a portion of our requirements of a specific product, commodity, or service from a supplier or vendor. These contracts are generally entered into in order to secure pricing or other negotiated terms. They do not specify fixed or minimum quantities to be purchased and, therefore, we do not consider them to be purchase obligations.

Management anticipates that the capital requirements for operations and development for the next twelve months for the two major projects will be $3,600,000, based on cash flow projections.

•	$3,000,000 for the ready-mix concrete project ($1,800,000 for Stage 1 and $1,200,000 for Stage 2);
•	$150,000 for the English language software program.
•	$450,000 for general corporate purposes.

After the ready-mix concrete plant is operational, our subsidiary, City Mix LLC will try to obtain debt financing as well as to receive raw materials such as cement on credit against signed contracts for supply of concrete products from its plant. In the event we are unable to raise enough funds from this offering, we will use any possible options to obtain debt financing including those against a lease arrangement, or an operating management agreement with a professional operator.

BUSINESS - OUR COMPANY

A SUMMARY OF WHAT WE DO

About Us

We specialize in development and management of a variety of business activities and diverse projects. We transact business operations as follows: (1) through our subsidiary, City Mix LLC, in Abu Dhabi, the United Arab Emirates, we own 49% and have full and exclusive rights to exercise 100% beneficial ownership of and to operate, manage and control a ready-mix concrete plant, consisting of a technology and equipment to produce a ready-to-use fresh concrete containing a few ingredients (sand, pebble, concrete, water) mixed to customer specifications; and (2) we develop a program for teaching American English as a second language with the aid of a personal computer and plan to market and distribute it in the countries where we are able to attract local partners and granting them licenses and exclusive marketing rights.

We were incorporated under the laws of the State of New Jersey on January 11, 1994 as an international trade consulting firm and were rendering business consulting services until July 2002, when we commenced our activities in developing computer software products designed for teaching foreign languages, based on the technology for improved perception and memorization of information using electronic visual devices, such as a personal computer, which we acquired by virtue of a license agreement with YZ Business Consulting.

On December 17, 2003, we acquired all the assets of City Mix Management Co. Inc. in exchange for 32,000,000 shares of Royal Capital Management Inc.. As a result of the transaction Royal Capital Management became the owner of 49% of City Mix LLC, in Abu Dhabi, the United Arab Emirates (City Mix) with a contractual right to exercise 100% beneficial ownership and management and control in City Mix pursuant to the Power of Attorney granted by agreement of a UAE national Mubarak Al Ahbabi, the 51% owner. Under United Arab Emirates (UAE) Commercial Companies Law being Federal Law no. (8) of 1984 as amended, the minimum cumulative shareholding of UAE nationals in a limited liability company must be a 51% owner of the paid in capital.

Our ownership, management and control rights in City Mix are fixed in and by the following shareholding documents of City Mix and other related documents:

(1)           Share Transfer and Amendment to the Memorandum of Associations of City Mix signed between us, the Management Company and Mubarak S. Jaber Al Ahbabi, the owner of the 51% shareholding in City Mix (the Partner) and dated 01/05/05 (the Share Transfer), whereby we acquired ownership of 49% of City Mix and are appointed manager of City Mix with all powers to exclusively operate and manage the business of City Mix;

(2)           Power of Attorney issued by the Partner in our favor dated 01/05/05, whereby we are authorized to act on his behalf in connection with his 51% shareholding in City Mix, represented by 51 shares, and to vote in any manner we deem appropriate for and on his behalf at all meetings of the General Assembly of City Mix with full and unfettered authority, and to exercise all the rights whatsoever attached to the said 51% shares. The Power of Attorney cannot be revoked without our written consent; and

(3)	Agreement between the shareholders of City Mix dated November 26, 2000, whereby:

We assumed the assets and liabilities, and the above ownership, management and operational rights in City Mix by virtue of this agreement and the above Share Transfer and Power of Attorney.

The Partner shall render all necessary assistance in all matters pertaining to the federal and Abu Dhabi authorities, arrange and be responsible for the official registration of the company with the federal and Abu Dhabi authorities, maintain a valid land lease, and not to sell, transfer, assign or otherwise dispose any of his shares in the company without a written consent of the other party, and not to have any role whatsoever in management and operation of City Mix.

The Partner is entitled to receive, on an annual basis, a fixed fee (named ‘sponsorship fee’) of approximately $55,000 and 12% of net profits of the company.

The term of the agreement and the Share Transfer is twenty (20) years and renewable. The agreement may be terminated by a mutual written consent of the parties or by any party in the event of material violations of terms and conditions thereof.

The above Share Transfer and Power of Attorney were registered with the appropriate government authorities in Abu Dhabi, UAE on January 5, 2005.

We have had losses in each fiscal year (we had a net profit in one interim period) since inception and rely upon either the sale of our securities or loans from management to fund any shortfalls in operations.

Presently, we are not required to deliver annual reports to security holders and do not intend to do so. However, when this registration statement is declared effective, we will deliver annual reports to security holders.

There is a legal requirement for our subsidiary City Mix LLC in Abu Dhabi, UAE to maintain its legal status by renewing its licenses on an annual basis, namely the Abu Dhabi Municipality License and the Abu Dhabi Chamber of Commerce and Industry License. City Mix LLC is obligated to renew the licenses in order to maintain its offices in the city of Abu Dhabi (the Abu Dhabi Municipality License) and to confirm the land lease and the status, environmental and technical condition of the ready-mix concrete plant in the dedicated industrial area outside the city of Abu Dhabi (the Abu Dhabi Chamber of Commerce and Industry License). Each license costs an average of about $1,000. The licenses were renewed on December 27, 2004 and December 17, 2004 respectively.

There is no need for City Mix LLC to obtain any government approval of principal products or services, however, when the ready-mix concrete plant becomes operational and is ready to produce and supply ready-mix products to the market, the company will need to obtain approvals of its quality procedures, production techniques, technological set-up, and end product quality from a ‘consultant’, which is an engineering firm supervising construction and all materials supplies on behalf of an owner of a construction project. The institution of ‘consultants’ is mandatory in the construction sector and is maintained by the government to ensure that any construction project is completed in compliance with the standards of the International Federation of Consulting Engineers (FIDIC), British Standards Institute (BS), American Society for Testing and Materials (ASTM) and similar. Once our ready-mix concrete plant is commissioned and ready for operation, we will proceed with all the formalities required to obtain such approvals.

We are not presently required to deliver an annual report to our security holders. However, we will voluntarily mail an annual report to security holders that will include audited financial statements.

Commissioning and start-up of the ready-mix concrete plant in Abu Dhabi, the United Arab Emirates

Industry and Market

The United Arab Emirates is rapidly becoming an economic role model for the region with a business friendly environment, an open and liberal economic policy and ten years of solid GDP growth, which has averaged 5.8 per cent annually and 8% for the non-oil sector. The gross domestic product of the emirate of Abu Dhabi was $41 billion in 2002. The UAE maintained its high per capita income standing at $20,602 last year (`Abu Dhabi Economy’, Issues 374-376, 2003). Direct foreign investments into the country reached $4.1 billion in the year 2000 (`Abu Dhabi Economy’, Issues 359, 2002). The United Arab Emirates and the Emirate of Abu Dhabi in particular have attracted multi-billion dollar investments for the development of major construction projects. The construction and industrial sector is the second largest industry in the UAE after oil and gas. Abu Dhabi expects local and foreign investment to invest at least $10 billion into emerging industrial zones (`Abu Dhabi Economy’, Issue 381, March 2004).

All Abu Dhabi construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used construction material.

Marketing Strategy

Our marketing strategy will focus on a number of basic principles. These are ranked in order of strategic importance for us as follows:

o	Technology and Product Quality
o	Selective Job Portfolio
o	Price
o	Promotion

Technology and Product Quality

We believe that our ready-mix plant in Abu Dhabi, once commissioned, will be competitive in terms of production techniques, safety and environmental control due to certain principal design elements of the production technology, which are as follows.

(A)

Vertical Aggregate Automatic Feed System. The plant is equipped with a feeding unit, which allows fully automatic unloading of aggregate directly from supply trucks into storage silos by means of a fast automatic vertical-type covered belt conveyors, which is cost-effective as there is no need for wheel loaders.

(B)

Advanced Aggregate Storage System. The plant is equipped with a fully isolated and protected aggregate storage silos that allows for effective protection of aggregate from direct sun and other environmental impacts such as winds, rain and dust. This will provide saving energy and water consumption needed to clean and cool the aggregate before batching, which in turn will drastically reduce production costs.

(C)

Extensive Cooling of Water. The plant incorporates an underground concrete reservoir for technology water, which, together with the two powerful water chillers, provides for a very effective temperature control at every stage of production process even without the use of an icing plant, which further reduces production costs.

(D)	Concrete Recycling Unit. The plant is equipped with a special unit, which provides almost 100% utilization of concrete residues.

(E)

Truck Mixer Washing Unit. This is designed to give a thorough washing of truck mixers before exiting the site and washing of truck drums before loading with concrete. Waste water is recycled and used back in the production process.

The quality of product (ready-mix concrete), which can satisfy international and local standards, is provided by certain elements of technology and design. These are as follows:

o

The technology equipment of the plant is designed to provide a fully automatic and a very accurate feeding of ingredients (aggregate, concrete, water and additives) into the mixing units in strict accordance with a mix design (formula), which allows us to produce high quality concrete of any type.

o	Strict temperature control at all stages of the production process and cooling of the ready-mix concrete during transportation (by means of adding ice into truck mixer drums).

o

The plant is equipped with a modern sophisticated laboratory, which allows a comprehensive quality control of ingredients and ready-mix concrete to BS and ASTM standards throughout the production process, as well as post-production tests of fresh and hardened concrete before delivery to customers. In addition, quality tests will be carried out upon delivery at the customers’ sites with vis-a-vis a mobile laboratory.

Note. British Standards Institute standards (BS) and American Society for Testing and Materials (ASTM) standards are international quality control standards used worldwide in the construction sector and ready-mix production and the same are applied in Abu Dhabi, the United Arab Emirates.

Selective Job Portfolio

In our marketing activities, we will be very selective and will focus on entering into long-term relationships with reliable clients, who enjoy a very good reputation in the market regarding prompt and secured payment for the supplied concrete.

Pricing

Our pricing strategy will be based on existing local market prices and our ability to offer competitive product selling prices due to effective technology and low production costs of our ready-mix concrete plant.

For instance, the covered concrete aggregate silos will provide for saving electric power and water consumption required to wash and cool the aggregate before feeding to the batching units, which in turn will allow us to reduce selling prices maintaining product quality.

Simultaneously, we will not lower prices to an extent that would jeopardize the operating margins or lead to a price war on the market. In the beginning, we will concentrate on supplying the most widely used types of ready-mix concrete with high market prices such as 40N SRC ($57/1 cu. m) and 40N SCC ($62/1 cu. m).Simultaneously, we plan to pursue and establish long-term relationships with suppliers of raw materials. We hope to offset our favorable receivables policy by negotiating favorable credit terms with our suppliers including discounted and post-dated payments for the supplies of raw materials. Common practice in Abu Dhabi is that concrete producers make 6 month post-dated payments for the raw materials. However, we do not have signed agreements with the suppliers, and therefore cannot guarantee such favorable credit terms.

Promotion

We plan to pursue the following promotional activities:

o	Streamlined presentation of our products, technology and services to potential customers including governmental institutions;

o	Introduction of printed advertising materials to potential customers;
o

An aggressive Internet presence, for which we are planning to develop and maintain our own web site to demonstrate and e-mail to clients promotion data on our company, specific production techniques and technology, etc.. We do not presently have a company web site.

o	Advertising in printed media and industry publications focusing on the target market segment.

In order to organize, manage and carry out our marketing and promotional activities we will employ, once the necessary project funding is secured, a marketing manager and, if necessary, other marketing specialists having proper expertise in the concrete business. When the need arises we will use local employment agencies to assist us with staffing.

Raw Materials Sources

Aggregate. The main sources of aggregate are three biggest quarries and crushers in Al Ain (150 km from Abu Dhabi), Buraimi (200 km from Abu Dhabi) and Ras Al Khaima (300 km from Abu Dhabi), which supply aggregate to all concrete producers in the UAE including Abu Dhabi. These three crushers supply the best aggregate in terms of less dust, chloride and sulphate content and highest crushing and impact values. The price of the aggregate including supply costs from all the three sources varies insignificantly and on average is about $7/cu. m. There is a very well established contractual system of the aggregate supplies to concrete producers. The aggregate is transported to concrete plants in trucks as per purchase orders. There are different terms of payment including post-dated payments of up to 6 months and a range of discounts on cash payment.

Cement. The cement factory in Al Ain (150 km from Abu Dhabi) is the main source of cement for concrete producers of Abu Dhabi. It supplies all principal types of cement such as OPC, SRC and MSRC. The price of cement including transportation costs is about $60/t. Also there are different terms of payment including post-dated payments of up to 6 months and a range of discounts on cash payment.

Water. The City Mix plant is connected to the central water supply system of the Abu Dhabi Municipality, which supplies technical water to all factories and plants in Abu Dhabi. Water supplies from the system will commence upon commissioning of the City Mix plant. Water consumption will be managed as per daily production needs and the water will be pumped into the plant’s underground insulated concrete reservoir. Water supplies will cost about $0.5 per 1 cu. M of concrete.”

Customers

The economic statistics and other information published in ‘The Abu Dhabi Economy’ a monthly magazine of the Abu Dhabi Chamber of Commerce and Industry (Issues 381 – March 2004, 376 – October 2003, 375 – September 2003, 374 – August 2003, 358 – April 2002), as well as professional opinions of local business professionals (see attached a letter by N.R. Doshi & Co.) confirm that the construction sector in the United Arab Emirates is the second largest industry after oil and gas. The UAE authorities, and the government of the Emirate of Abu Dhabi in particular, pursue a very active policy of establishing and developing new commercial, industrial, residential and entertainment zones to attract local and foreign investments in order to ensure permanent growth of the country. All Abu Dhabi investment and construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used construction material. The construction projects include construction of commercial and industrial infrastructure objects, residential and office buildings, and bridges.

Major construction projects in Abu Dhabi are managed by private construction companies contracted by various governmental institutions such as:

•	The Abu Dhabi Municipality
•	The Abu Dhabi Water and Electricity Authority
•	The Abu Dhabi Sewage Authority
•	The Abu Dhabi Department of Public Works
•	The Abu Dhabi Defense Ministry

There is also a large variety of private construction projects in Abu Dhabi owned by large and medium sized private companies.

All of the construction projects are normally tender-based, which means that first project owners announce tenders and then the winner is selected and awarded with a construction project based on the best bid in terms of cost and quality of construction, products and services, term of construction, technical set-up, etc. In upcoming years, Abu Dhabi expects local and foreign investments to invest at least $10 billion only into emerging industrial zones (‘Abu Dhabi Economy’, Issue 381, March 2004).

There is a need for concrete in the government and private sectors and our subsidiary, City Mix LLC will participate in the bidding for these contracts.

How We Compete

A number of producers of ready mixed concrete are active in Abu Dhabi, but most of them are insignificant in terms of quality and production capacity. There are about five plants that produce quality output in terms of strict quality and uninterrupted delivery (Abu Dhabi Ready Mix, Tremix, Unibeton, RMC Supermix, and Trans Gulf).

Some of them have been in business for in excess of 10-15 years.

Our plant, once commissioned, will produce the full range of quality concrete products at competitive production costs with most of the producers in the area due to its specific and efficient design described above. The professional analysis of City Mix LLC’s management and Arabian Engineer Trading Est, experts in ready-mix concrete technologies used in the area, shows that our advanced aggregate storage system alone comprising fully isolated covered aggregate storage silos provides saving energy and water consumption of up to 30%, which will drastically reduce production costs. Therefore, we are planning to compete based on our ability to offer competitive selling prices and good product quality provided by our technological set-up.

Development, marketing and distribution of a program for teaching American English

Purpose

Our purpose in this area is to establish a long-term commercial presence in a growing international market - education, and to develop a number of projects and activities in this area. We plan to achieve this strategic purpose in several stages, with the implementation of the Language Program project being the initial stage. The project will focus on entering the international market by introducing a technology and products providing advanced teaching materials and education services in teaching the American English as a second language.

The technology applied in our products will provide development of advanced educational aids, teaching programs and materials for educational purposes. It can be used to expand the range of our products to cover speakers of different languages, who study English as a second language based on variety of subjects. Such subjects will have a wide range from the level for beginners and higher and will include the English lexis of exact, natural sciences, arts, religion, etc. (i.e. chemistry and physics, law and medicine, aesthetics and architecture, theology, the Bible, etc.).

Product

The product offered by us is an educational aid in form of a computer software program designed to teach American English as a second/foreign language to non-English speakers, as well as to expand the vocabulary and improve general knowledge of the language of those who command American English in one degree or another. The product will be used for self-studying and is designed to help students to ensure memorization, correct pronunciation, spelling and practical utilization of the spoken English material of about 4,000 most frequently used words and word expressions. The software program incorporates a combination of various techniques designed to develop all language skills: listening, speaking, reading and writing. It includes the following components:

o	Vocabulary (English words and expressions)
o	Translation into native language
o	Transcription and phonetics
o	Audio material (standard pronunciation)
o	Video material (images)
o	Record and playback
o	Practical exercises
o	Grammar
o	Help (user manual)

The American English educational aid will eventually comprise three levels of training (courses) designed to promote memorization, correct pronunciation, spelling and practical utilization of the spoken English material of about 10,000 words, word and expressions, phrases and idioms to assist students in developing good command of American English helping them in preparation for the SAT examinations at US educational institutions. The three levels are:

•

Primary (for beginners). A student learns basic vocabulary (the most frequently used English words, word combinations and expressions), phonetics and grammar, as well as receives practical training how to use the vocabulary correctly in spoken language. At the end of the course a student should develop a capability of communicating with English speakers at the elementary level in most common day-to-day situations.

•

Intermediate. A student expands his vocabulary and receives more practical knowledge and training in the English spoken and written language. At the end of the course a student should develop a capability of communicating with English speakers at intellectually higher level on a broader variety of subjects of human activity.

•

Advanced (with extensive grammar). A student further expands his vocabulary and receives an extensive knowledge and practical training in the English spoken and written language, as well as the English grammar. At the end of the course a student should develop a good command of American English and a capability of communicating with English speakers on most of the subjects of modern human activity, which will help him sit for SAT examinations at US educational institutions.

Each level is a separate product and will be offered to customers in the form of a set of compact disks. The first edition of the Primary Education product will be for the speakers of the Russian language and will be used to develop good command of about 4,000 most frequently used English words and word expressions. At later stages we will issue other editions for the speakers of Spanish, French, Arabic, Hindi, Chinese and other languages. All lexical materials will be translated into these languages by highly qualified translators – experts in the subject language, who will be contracted for this purpose. The translated material will then be put into the software product with the help of a special software program.

We have been carrying out research and development work on this project following the technology acquisition from YZ Business Consulting in July 2002. This work was related to legal protection of the computer software program and patent registration, development of the lexical and grammatical material, and research and preparatory work with potential partners to organize future commercial sales of our end products. For this purpose we have spent $27,360 during the last two years. As of today, we have developed the structure of our computer software program and its basic components, and built up the vocabulary for the primary course. A demo version of the basic educational operations and techniques of the program has been developed . We continue developing the lexical and grammatical material for our software program in the English and Russian languages.

Distinctive and Unique Features

The program for teaching the American English with the help of a personal computer developed by us incorporates a number of distinctive features. These can be summarized as follows:

o

The educational material (vocabulary) is placed into the student’s subconscious and by means of demonstrating vocabulary units in the subject language on the computer screen with a frequency of 25 frames per second, each unit together with an illustration in the same frame. No native language is used in this mode of program operation in order to create an associative link between a unit in the subject language and its image in form of an illustration. Then using certain techniques, the information is transferred from the subconscious into the consciousness where it is perceived and memorized by means of practical exercises, in which the units equivalents in the native language are now introduced, and students study the subject units both in English and native language, listen to their standard pronunciation, learn to translate from one language to another and to use the units correctly in the spoken language.

o

The material (vocabulary) is placed into the subconscious with the help of the 25th frame effect. All the vocabulary is displayed in form of images with English equivalents with frequency 25 frames per second.

o	Subconscious perception of the material is accompanied by the Mozart music, which stimulates human memory and the work of human brain as a whole. (Don Campbell: `The Mozart Effect’).

o	The program trains all types of human memory and develops all language skills: listening, speaking, reading and writing.

o	Any teaching function can be utilized momentarily any time during the learning process.

o	The program is highly ergonomic and requires no other teaching instruments or materials.

o

Technology applied in the program can be used as an effective instrument in a continuous process of creating and upgrading teaching programs for studying foreign languages to any level of diversification and sophistication, as well as creating other teaching programs for any other subject, which requires reliable comprehension of large volumes of information in a reasonably short time.

The program makes a complex intellectual work of studying foreign languages a well-organized and easy activity. The studying process becomes spontaneous and reliable memorization of new information takes place faster than under available learning techniques, which deal with similar volumes of information.

Our products are aimed at studying English as a second language utilizing resources of a personal computer. Our software program contains functions which allow a student to do the following:

1.Use illustrations in order to memorize English lexis.

2. Listen to the correct English pronunciation, record own pronunciation and compare it with the correct pronunciation.

3. Translate from the native language into English and backwards and verify against the correctness of the translation.

4. Type in English using the English pronunciation playback or the text in the native language.

Marketing

Our marketing efforts to promote sales of our products will be carried out in a number of regions of the world carefully selected by us based on our cooperation and relationship, which we are planning to establish with educational, publishing, tourist and other government and private organizations. For this purpose, negotiations have been underway with a number of such institutions.

Following the development and preparation of the primary course educational aid for commercial production, we are planning to commence the work of establishing agency and dealership agreements with key market players for the establishment of a network of English training centers in certain regions of the world, which will use our technology and software products in their educational activities. Each of the agency and dealership contracts will provide for an extensive marketing effort, including but not limited to:

o	Presentation of our products and services to potential customers including governmental and private educational institutions;

o	Introduction of printed advertising materials to potential customers;

o	Advertising in printed media and industry publications focusing on the target market segment.

In addition, we are planning to carry out an advertising and promotion campaign through the Internet. For this purpose we will develop our web site dedicated to the English Learning Program. We will use revenue generated by our subsidiary, City Mix LLC, through renting truck mixers to finance this work and are planning to have the web site functional in the fourth quarter of 2005. Our Internet-based marketing campaign will focus on the key principles as follows:

o	education of potential customers about the benefits and unique features of our English Learning Program;

o	advertising publications in English and the native languages;

o	direct sales of our educational software products;

o	demo version with a download option;

o	technical support

Our advertising campaign through Internet will be carried out initially in the English and Russian languages and then, at later stages, in other languages such as Spanish, Arabic, Hindi, Chinese, etc. prior to and in accordance with introduction to the market of our educational software products in such languages.

License Agreement with YZ Business Consulting

Effective July 26, 2002, we signed a license agreement with YZ Business Consulting. The License Agreement is the primary asset we are using to develop, market and distribute, on a worldwide basis, a program for teaching American English as a second language with the aid of a personal computer. Yevsey D.Zilman, our Vice President and Deputy Chairman of the Board of Directors owns YZ Business Consulting. Pursuant to the agreement, we are required to pay royalties to YZ Business Consulting as follows: 40% of the total revenues from our sales of any products, services or other activities utilizing the licensed technology only after complete recovery of all our initial stage operation costs, including legal fees, advertising and production.

Customers

Our software product is designed to teach American English as a second/foreign language to non-English speakers will be distributed to a variety of potential customers. The target audience falls into two major categories.

•	Individual customers of any sex, nationality, religion, social status and profession from fourteen years and older.
•	Governmental and private educational institutions, including any type of training centers, schools, colleges and universities.

Based on the fact that our product does not require any specific training means, materials or knowledge and that the learning techniques are very simple and easy-to-understand, it can be used effectively and is designed for any user.

How We Compete

There are various software products in the international markets related to teaching foreign languages and the English language in particular. These products are manufactured and marketed by different producers and differ substantially both in terms of quality and price. It should be noted though that the educational sector is one the world’s permanently growing business markets and has practically no limits in demand for effective educational material.

Our ability to successfully compete on the international arena is based on the following major factors.

Distinctive character of our product. In our marketing campaign, we will focus on educating our potential customers about the distinctive features and benefits of our product such as subconscious mode of perception of the teaching material, ability to develop all language skills

 (listening, speaking, reading and writing), etc., described above.

Many of the educational software products currently available in the market do not provide for the subconscious mode of instruction. Those which do, normally require the use of additional technical means such as TV sets or overhead projectors or double-side cards. For example, the autogenic training, which requires a substantial amount of additional time and which is not effective with every individual. Our product makes a complex intellectual work of studying foreign languages a well-organized and easy activity. The studying process becomes spontaneous and reliable memorization of new information occurs much faster than under available learning techniques, offered by other products.

Balanced Marketing Strategy. We are planning to market and distribute our product though a network of regional agents and dealers, who are key local market players having an extensive experience in marketing similar products. On the other hand, though our English Learning Program which provides for teaching American English to speakers of any other language, we intend to commence this project by introducing our products in such countries of the world as, Russia, Ukraine and other countries of the former Soviet Union, where the demand for educational software products designed for self-studying of foreign languages is unlimited.

Sound Price Policy. The selling prices for educational software products currently available in the markets, which are designed for teaching foreign languages, and the English language in particular, range from a few dozens to several thousand US dollars. In order to ensure the market entry and low entry barriers into this market, we are planning to maintain the selling prices for our product in average range of local market prices. Final determination of the actual and minimum selling price will be made after our the primary course product is ready for commercial production.

RESEARCH AND DEVELOPMENT COSTS

We spent $27,360 during the last two years on research and development related primarily to the development and completion of our software product with necessary components, development of the lexical and grammatical material, legal protection and patent registration, as well as preparatory work to organize future sales of the end product.

INTELLECTUAL PROPERTY

We have filed a patent for our software product that teaches American English as a second foreign language with the aid of a personal computer. For this technology, Provisional Patent Application of 07/03/2003 has been filed with the United States Patent and Trademark Office and it is now being registered with the US and international patent authorities pursuant to a contract dated February 15, 2003 between us and Edward D. Pergament, Registered Patent Attorney, Reg. # 43346. On June 28, 2004, International Application No. PCT/US2004/02/07/64 was filed with the International Bureau of WIPO, Geneva, Switzerland and Confirmation No. 4543 was registered with the United States Patent and Trademark Office.

The process of registration of the international application continues. On request of the International Bureau of WIPO we supplied them with additional materials, namely graphic images characterizing the technology, and our patent attorney continues working with them as planned.

Employees

As of October 21, 2005, we have five (5) employees who are all full time. We consider our relations with our employees to be good. From time to time, we also utilize services of independent contractors for specific projects or to support our research and development effort. City Mix LLC, our subsidiary, currently has one employee, Andrey Kharlanov, its General Manager.

DESCRIPTION OF PROPERTY

New Jersey Corporate Headquarters: We presently utilize the home office of Eduard Klebanov located at 325 Flower Lane, Morganville, New Jersey as our corporate headquarters. Mr. Klebanov is our Vice President and Chairman of the Board of Directors. This is at no cost to us.

Abu Dhabi, UAE Lease: City Mix, LLC, our subsidiary, entered into a sublease agreement with our UAE national partner for sublease of land on which the concrete plant is constructed. The original agreement was dated November 26, 2000. Subject to this agreement, the term of the sublease is 20 years and renewable. The sublease payment is $13,605 per year. The Abu Dhabi Municipality registers the land sublease on an annual basis after an annual registration fee is paid.

On July 13, 2003, we entered into a lease agreement for office space for a term commencing July 13, 2003 through July 12, 2004. The lease payment for the year was approximately $10,500. This amount was paid at the commencement of the lease. On June 9, 2004, we signed a new lease agreement for office space located in the center of the City of Abu Dhabi for the period from July 13, 2004 to July 12, 2005 with the same annual payment.

LEGAL PROCEEDINGS

From time to time in the normal course of business, we have been involved in litigation.

At present, we have one on-going litigation, which involves our subsidiary, City Mix LLC. It is connected with our claims against Armitage Engineering Co., LLC (“Armitage”), the main contractor of City Mix LLC. These claims are based on the fact that Armitage failed to complete its work on time in violation of its contractual agreement as per Contract of 03/28/99 and AnnexA-1 of 09/11/01 and refused to assume liabilities as stipulated by the contract. Armitage disputed the allegation of untimely performance and took a series of actions against us including locking of the City Mix LLC’s factory site in order to thrust its unfair position on City Mix LLC, which resulted in substantial material damage to City Mix LLC. City Mix LLC consulted Al Tamimi & Company, one of the leading law firms in the United Arab Emirates, who studied the situation and concluded that Armitage’s actions were illegal. In response to City Mix LLC’s proposal to Armitage to resolve the dispute in an amicable way, in June 2002, Armitage filed Case 422/02 against City Mix LLC with the Abu Dhabi Court of First Instance, Abu Dhabi, United Arab Emirates seeking recovery from City Mix LLC of $158,514 representing final payment under the contract. At the same time, Armitage continued locking the City Mix LLC’s site and refused to resume and complete the contractual work or assume contractual sanctions for untimely performance. Then City Mix LLC was advised by its lawyers to seek in court compensation from Armitage for the damage incurred due to non-performance by Armitage of its contractual obligations and illegal locking of City Mix LLC’s site, which led to the inability of City Mix LLC to operate its factory. Therefore, City Mix LLC filed Urgent Case 72/02 against Armitage seeking to hold Armitage liable for illegal actions and to stop Armitage from locking City Mix, LLC’s factory site so that City Mix LLC can use its own property. At the same time, City Mix LLC counter-sued Armitage under Case 422/02 for $739,048, daily compensation of $4,924 for loss of daily profits, and $2,449 for daily fees for a consultant. On December 23, 2003 the Abu Dhabi Court of First Instance, Abu Dhabi, UnitedArab Emirates issued a judgment in case 72/02, in which it confirmed the findings of its expert Saeed Geisah, who had been appointed by the court to investigate the issue, and ruled that Armitage’s action to lock City Mix LLC’s factory was illegal. This judgment is now being used as evidence against Armitage in Case 422/02 where City Mix LLC counter-sued Armitage and seeks compensation from Armitage for damages incurred.

As of May 2005, Armitage’s claim and the City Mix LLC’s counter-claim in Case 422/02 are still being examined by the court. The court has appointed an engineering expert to examine the claims of both parties

In addition, we have one claim regarding the Anglo American Bank. We have $551,848 cash restricted by the Anglo American Bank, a Grenada Corporation, which is undergoing liquidation supervised by the Ministry of Finance of Grenada. In our letters to the Ministry of May 30, 2004 and April 5, 2004, we requested the latest development of the situation, but have not yet received a response. Nevertheless, by telephone we were notified by Ms. Roth, Secretary of the Ministry of Finance, that the Ministry was supervising the process of liquidation of the bank and the issue of the return of the funds to the depositors. None of the funds deposited in the Anglo American bank are insured. At this time, there is no intention to become a party to the case in order to reclaim our funds but such a determination can be made at a later date. At December 31, 2004, we set up a provision for loss on this account in the amount of $275,924, due to the age of the matter.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name	Age	Position

Yuli Ginzburg	67	Vice President and Director
Yevsey D. Zilman	60	President, Principal Executive Officer and Deputy Chairman of the Board of Directors
Eduard Klebanov	41	Vice President, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors
Leonard Khodorovsky	52	Director
Andrei Kharlanov	44	General Manager, City Mix, L.L.C.

All directors set forth above have terms that commenced January 1, 2005 and expire December 31, 2005.

Our officers, Messrs. Ginzburg, Zilman and Kharlanov devote 100% of their time to our business. Messrs.  Khodorovsky and Klebanov presently devote a minimal amount of time to our business. Once we raised the proceeds of this offering, they each intend to devote more significant time to our business.

Set forth below is certain biographical information regarding our executive officers and directors:

On March 11, 2005, Yan Jacob Rusanov resigned as our President. Thereafter, Andrei Petrov was appointed our President and Principal Executive Officer. On June 7, 2005, Mr. Petrov resigned as our President. Yevsey D. Zilman was appointed our President and Principal Executive Officer.

Yuli Ginzburg has been our Vice President and Director since December 2003. He has been our advisor in the engineering and technology areas. Mr. Ginzburg has more than 40 years experience in development and implementation of highly complex projects in electronic, chemical and paper industries. He has been an independent engineering consultant for several industrial clients since 2000. From 1983 to 2000, he was a Project Engineer with Sweitzer-Mauduit In., Inc., based in Spotswood, New Jersey. From 1965 to 1982,he was the Group Leader at the Leningrad Project Bureau, based in Leningrad, Russia. He supervised the development of new processes, equipment and machinery for the light industry. In 1959, he received a Master of Science degree in Mechanical Engineering from Technological Institute, based in Leningrad, Russia. From 1962-63, he studied Electro-Measuring Instruments at Polytechnic Institute, Leningrad, Russia. Mr. Ginzburg is a holder of 12 patents in Russia, and a trade secret in the United States.

Yevsey D. Zilman has been our Vice President and Deputy Chairman of the Board of Directors since December 2003. On June 7, 2005, Mr. Zilman was appointed our President and Principal Executive Officer. Mr. Zilman is an expert in development and management of technological, production processes and commercial projects. He has 30 years experience as a Technical and Administrative Manager in major governmental and commercial institutions. He had been the President, and Vice President of R.A.L.Y. Partners, Inc. where he oversaw prospective commercial business project management. R.A.L.Y. Partners, Inc. ceased operations on October 31, 2004. It filed a certificate of dissolution with the New York State Department of State on January 14, 2005. R.A.L.Y. Partners was established for the sole purpose of managing assets of City Mix LLC and was dissolved due to acquisition of 49% of City Mix LLC by us. From 2000 to the present, Mr. Zilman has been the President of Y.Z. Business Consulting, Inc., where he provides consulting services for a variety of commercial business projects. He also has significant experience in rail shipments, production of polyetheric garment accessories, and in cryogenic engineering. In 1968, he received his Masters in Mechanical Engineering form Russian Polytechnic Institute, Novocherkassk, Russia, and completed post-graduate education at the Russian Agricultural Institute. He also holds a Russian State Patent.Eduard Klebanov has been our Vice President and Director since December 2003. In March 2005, he was appointed our Chairman of the Board of Directors. In May 2005, he became our Principal Financial Officer and Principal Accounting Officer. In May 2005, he became our Principal Accounting Officer. From 1998 to the present, he has been an Audit Manager at Shanholt Glassman Klein Kramer & Co., certified public accountants located in New York, New York. As an audit manager, he supervises, plans and performs certified audits, reviews and compiles engagements for medium sized public firms, with an emphasis on commercial and residential real estate. From 1990 to 1998, he was the Audit Supervisor at Ellenbogen Rubenstein Eisdorfer & Co., LLP. In 1986, he received his Bachelor of Science degree in Accounting from Brooklyn College, City University of New York.

Leonard Khodorovsky has been our director since December 2003. Since 1981, he has worked as an electrical engineer and support maintainer for the NYC Transit Authority. His responsibilities include testing different systems of a car, locating problems, repairing and testing electrical systems, wiring and installing electrical components, running tests of subway cars, tests and repairs of electrical motors and tests and repair of temperature control systems of cars. In 1983, he received his diploma in Business Management Administration from Touro College of New York, based in New York City. In 1976, he received his Masters Degree in Telecommunication Systems from the University of Telecommunications based in Odessa, Ukraine.

Andrei Kharlanov has been the General Manager of our subsidiary, City Mix, LLC since 2000. City Mix, LLC is located in Abu Dhabi, United Arab Emirates. He is responsible for managing the operations of City Mix, LLC. From 1978 to 1983, he attended the Foreign Languages Institute located in Moscow, Russia.

Andrei Petrov was appointed our President and Principal Executive Officer on March 11, 2005. He resigned from both positions on June 7, 2005. From 2003 to the present, Mr. Petrov has worked as a real estate associate for Weichert Realtors based in Ramsey, New Jersey. Prior to such time, from 1992 through 2003, he was an export and project manager for MH&W International based in Mahwah, New Jersey. His responsibilities included the procurement and sales of American products overseas. He assisted in the introduction of the “Landers” health care products in Russia. He also assisted in the promotion of food products and construction materials to Russia. From 1977-1980, he was stationed at the Russian Embassy in Cairo, Egypt where he was the Assistant Counselor for Economic Affairs. From 1971 to 1976, he attended Moscow State College for Foreign relations with the Ministry of Foreign Affairs of the USSR based in Moscow, Russia. From 1980-1984, he attended the Moscow State Academy for Foreign Trade in Moscow, Russia where he majored in public relations and advertising and minored in diplomatic protocol and took Spanish language courses.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2004, 2003 and 2002. Since Mr. Zilman just became our President and Principal Executive officer on June 7, 2005, we have not included information for him for the years ended December 31, 2004, 2003 and 2002:

SUMMARY COMPENSATION TABLE

Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary (1) (3)	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options

Jacob Rusanov, Former President	2004 2003 2002	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Andrei Kharlanov, General Manager of City Mix, LLC	2004 2003 2002	$59,755 $63,289 $51,812	$10,885 $30,281 $4,952	0 0 0	0 0 0	0 0 0

Andrei Petrov, Former President and Principal Executive Officer (2)	2004 2003 2002	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

(1)

Since inception, the only person that has received salary is our general manager. We have paid our general manager, Andrei Kharlanov, for our subsidiary, City Mix LLC, the sum of $4,490 per month pursuant to a contract that commenced on November 27, 2001. To date, in 2005, Mr. Kharlanov has received $49,796.

(2)

Mr. Petrov was appointed President and Principal Executive Officer in March 2005. Pursuant to his agreement to become our President and Principal Executive Officer, he received 50,000 shares with an agreement that he shall receive an additional 50,000 shares every 3 months thereafter until he receives an aggregate of 300,000 shares. Since he resigned on June 7, 2005, he retained the initial 50,000 shares he received and the remainder of his agreement was nullified.

(3)

In the fiscal year 2004, we paid Eduard Klebanov, our Chairman of the Board of Directors, the sum of $3,000 for his services to us for internal bookkeeping. In addition, in 2003, he received 150,000 shares of our common stock for his work on the Board of Directors.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal 2003.

OPTIONS GRANTS IN LAST FISCAL YEAR

(Individual Grants)

Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in last fiscal year	Exercise or base Price ($/Share)	Expiration Date

None

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal 2003 and held as of December 31, 2003, by the executive officer named in the Summary Compensation Table.

Name	Shares acquired on exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year- End($)(1) Exercisable/ Unexercisable

None

Employment Contracts

We presently do not have any employment agreements with our officers except for Andrei Kharlanov, general manager of our subsidiary, City Mix LLC. His employment contract commenced on November 27, 2001. It is an unlimited period contract with an annual 30 days leave and a monthly salary of $4,490.

We recently agreed to give Mr. Klebanov the following shares based on his position as our Vice President: 100,000 shares of our restricted common stock which shall vest in four (4) quarterly installments of 25,000 shares each. The initial 25,000 shares vest on September 15, 2005.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Stock Option and Stock Issuance Plans

We presently do not have any stock option plans.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of October 21, 2005, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Percent of Class (2)

Andrei Petrov (former officer) 158C East Main Street Ramsey, NJ 07446	50,000	*	*

Yevsey Zilman (3) 182 Myrtle Ave Mahwah, NJ 07430	7,473,790	17.52%	12.74%

Yuli Ginzburg 4 Schindler Drive South Old Bridge, NJ 08857	6,953,800	16.30%	11.85%

Eduard Klebanov 325 Flower Lane Morganville, NJ 07751	165,000	*	*

Leonard Khodorovsky 2738 East 28th Street Brooklyn, New York 11235	70,000	*	*

Eugene Gurevich 2-01 50th Ave., Apt 28B Long Island City, NY 11101	5,964,930	13.98%	10.17%

Vladimir Davidov 23 Place Karhula Finland 48601	5,040,000	11.81%	8.59%

Andrey Kharlanov 1101, Sultan Tower, Liwa Street Abu Dhabi, P.O.Box 47427, United Arab Emirates	2,531,200	5.93%	4.31%

Alexander Shishkin Apt. #310, 6 Bibliotechnaya, Moscow, Russia 129090	6,400,000	15.00%	10.91%

Eugene Koupsin 15-17 Rubinsteyn Street St. Petersburg, Russia	3,200,000	7.50%	5.45%

Officers and Directors as a Group (6 including Mr. Kharlanov, the general manager of City Mix, LLC )	17,243,790	40.42%	29.39%%

* - Less than 1%

(1)	percent of class before offering based on 42,665,000 shares issued and outstanding after giving effect to a 1 for 10 forward split of our shares of common stock undertaken on October 20, 2004.
(2)	percent of class after offering based on 58,665,000 shares issued and outstanding, assuming the maximum offering is sold .
(3)	Includes 1,400,000 shares held by Olga Safanova, Mr. Zilman’s wife; and 100,000 shares held by Mikhail Safonova, Mr. Zilman’s minor son.

DILUTION

Net tangible book value as of June 30, 2005 was $2,708,110 or $.06 per share of common stock. Net tangible book value per share represents tangible assets less liabilities divided by the number of shares of common stock outstanding. The following table illustrates the dilution to purchasers of common stock in this offering at various arbitrarily determined sales levels, at an assumed public offering price of $.25 per share. At sales levels indicated, our pro forma net tangible book value at June 30, 2005 would have been $3,682,677, $4,682,677, $5,682,677 and $6,682,677, respectively.

	Number of Shares of Common Stock to be Sold in the Offering
	4,000,000 Shares	8,000,000 Shares	12,000,000 Shares	16,000,000 Shares

Public offering price per share	$0.25	$0.25	$0.25	$0.25

Net tangible book value before the offering	0.06	0.06	0.06	0.06

Increase in net tangible book value attributable to new investors	0.02	0.03	0.04	0.05

Pro forma net tangible book value per share after the offering	0.08	0.09	0.10	0.11

Dilution per share to new public	$0.17	$0.16	$0.15	$0.14

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the total of 2,331,410 shares of our common stock. None of the selling shareholders listed below are affiliates of broker-dealers.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 21, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to the offering	Percent of common shares owned prior to the offering(1)	Shares of common stock to be sold in the offering (1)	Number of shares owned after the offering	Percent of shares owned after offering

Anna Ginzburg (2)	991,410	2.32%	991,410	0	0
Nikita Sukhin	20,000	*	20,000	0	0
Mikhail Khrakovsky	10,000	*	10,000	0	0
Victoria Reznik	10,000	*	10,000	0	0
Ilya Bykov	20,000	*	20,000	0	0
Mark Filstein	20,000	*	20,000	0	0
Margarita Ginzburg (2)	10,000	*	10,000	0	0
Tatiana Klatz	20,000	*	20,000	0	0
Julia Parsons	50,000	*	50,000	0	0
Julie Litvinova	10,000	*	10,000	0	0
Alla Shor	30,000	*	30,000	0	0
Mikhail Kupsis	10,000	*	10,000	0	0
Ekaterina Gavin	10,000	*	10,000	0	0
Tigran Makarian	10,000	*	10,000	0	0
Mikhail Shor	10,000	*	10,000	0	0

Julian Parsons	10,000	*	10,000	0	0
Elena Marcucci	10,000	*	10,000	0	0
Boris Zavlin	10,000	*	10,000	0	0
Larisa Garcia	10,000	*	10,000	0	0
Walter Eizenberg	10,000	*	10,000	0	0
Ashley Goodman	30,000	*	30,000	0	0
Marina Ivanova	10,000	*	10,000	0	0
Berci Cherpician	10,000	*	10,000	0	0
Vadim Nebuchin	10,000	*	10,000	0	0
Yury Rubinovich	10,000	*	10,000	0	0
Elena Smirnova	10,000	*	10,000	0	0
Dilbar Sultanova	10,000	*	10,000	0	0
Gla Ni	10,000	*	10,000	0	0
Lana Koifman	20,000	*	20,000	0	0
Igor Sluzhevsky	20,000	*	20,000	0	0
Zhana Kvetnaya	10,000	*	10,000	0	0
Araz Khachatrian	20,000	*	20,000	0	0
Oksana Tkachenko	10,000	*	10,000	0	0
Natalia Sarafanova	10,000	*	10,000	0	0
Teresa Bergstrom	220,000	*	220,000	0	0
Galina Polina	10,000	*	10,000	0	0
Marina Terletsky	30,000	*	30,000	0	0
Alexander Terletsky	20,000	*	20,000	0	0
Boris Magidenko	20,000	*	20,000	0	0
Souren Soumbatov	20,000	*	20,000	0	0
Sonia Bromberg	500,000	1.17%	500,000	0	0
Jacob Fortun	20,000	*	20,000	0	0
Anna Kanevsky	20,000	*	20,000	0	0

*-Less than 1%

(1)	Based on 42,665,000 shares issued and outstanding as of October 21, 2005.

(2)	Anna Ginzburg and Margarita Ginzburg are the adult daughters of Yuli Ginzburg, our officer and director.

PLAN OF DISTRIBUTION

We are offering our shares of common stock in a direct public offering basis through Messrs. Zilman and Ginzburg. There are no minimum purchase requirements. The offering shall be undertaken for a twelve (12) month period from the date of commencement. There is no minimum number of shares that we must sell before we can utilize the proceeds of the offering. Therefore, there is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of this offering. Messrs. Zilman and Ginzburg will be the only people that will conduct the direct public offering. Investors purchasing the 16,000,000 shares that we are offering will be purchasing their shares from us and not from our selling security holders. Messrs. Zilman and Ginzburg intend to offer and sell the shares in the primary offering through their business and personal contacts. They will not be paid any commissions or other expenses incurred by him in connection with the offering. The shares may also be offered by participating broker-dealers which are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10%of the offering price to participating broker-dealers who participate in the sale of shares. Our officers and directors may not purchase shares in this offering.

Messrs. Zilman and Ginzburg are the only persons that plan to sell our common stock. They are not registered broker-dealers. They intend to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, both Messrs. Zilman and Ginzburg (i) at the time of sale, will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with their participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, they will not be an associated person of a broker or a dealer; (iii) pursuant to Rule3a4-1(a)(4)(ii), Messrs. Zilman and Ginzburg will meet all of the following requirements: at the end of the offering, they will perform substantial duties for us other than in connection with transactions in securities; they are not a broker or dealer, or an associated person of a broker or dealer within the last12 months; and they have not participated in, or do not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

The selling stockholders will sell their common stock at the price of $.25 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. Based on this, the purchasers in this offering may be receiving an illiquid security.

The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

*	ordinary brokers transactions, which may include long or short sales,

*	transactions involving cross or block trades on any securities or market where our common stock is trading,

*

purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

*	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

*	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

*	any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933,and any commissions received by them and any profit realized by them on there sale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $102,500.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

If there is any change in our selling security holders subsequent to the effectiveness of this registration statement, we will file either a 424 amendment or a psot-effective amendment to reflect such change.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Eduard Klebanov, our Vice President and Chairman of the Board of Directors, assists us with our internal accounting on a consultant basis.

On July 26, 2002, we entered into a License Agreement with YZ Business Consulting. The License Agreement is the primary asset we are using to develop, market and distribute, on a worldwide basis, a program for teaching American English as a second language with the aid of a personal computer. Yevsey D. Zilman, our President and Deputy Chairman of the Board of Directors owns YZ Business Consulting. Pursuant to the License Agreement, we are required to pay royalties to YZ Business Consulting as follows; forty per cent (40%) of total revenues from our sales of any product, services or any other activities utilizing the licensed technology after deduction of all related costs of development, legal protection, advertising and production incurred by us prior to such sales.

In City Mix LLC we have a partner, a U.A.E. national, Mubarak S. Jaber Al Ahbabi (“Mr. Mubarak”), who is a 51% ownership in City Mix LLC. It is a legal requirement in the United Arab Emirates for a non-resident entity to have a UAE national in a limited liability company. Our shareholding relationship with Mr. Mubarak with regard to City Mix LLC is based on and governed by the following:

•

Share Transfer and Amendment to the Memorandum of Associations, whereby we acquired ownership of 49% of City Mix LLC and are appointed manager of City Mix LLC; with all powers to exclusively operate and manage the business of City Mix LLC;

•

Power of Attorney from Mr. Mubarak, whereby we are authorized to act on his behalf in connection with his 51% ownership, to vote for and on his behalf in any manner we deem appropriate at all meetings of the general assembly of City Mix LLC, and to exercise all the rights whatsoever attached to the said 51% ownership. The Power of Attorney cannot be revoked without our written consent; and

•	Agreement dated November 26, 2000, whereby:
•	We acquired all the assets and liabilities, and the above ownership, management and operational rights in City Mix LLC by virtue of the above Share Transfer, Power of Attorney and Agreement.
•

Mr. Mubarak shall render all necessary assistance in all matters pertaining to the federal and Abu Dhabi authorities, arrange and be responsible for the official registration of the company with the federal and Abu Dhabi authorities, maintain a valid land lease, and not sell, transfer, assign or otherwise dispose of his ownership in the company without our written consent, and not to have any role whatsoever in the management and operation of City Mix LLC. Mr. Mubarak shall not be liable for any liabilities of City Mix LLC.

•	Mr. Mubarak is entitled to receive, on an annual basis, a fixed fee (named ‘sponsorship fee’) of approximately $55,000 and 12% of net profits of the company.
•

The term of the agreement and the Share Transfer is twenty (20) years and renewable. The agreement may be terminated by mutual written consent of the parties or by any party in the event of material violations of terms and conditions.

In the fiscal year 2004, we paid:

(i)      $49,000 to YZ Business Consulting, Inc. for business consulting services to us pursuant to a Consultancy Agreement dated January 6, 2004 between us and YZ Business Consulting, Inc., which is a separate arrangement from License Agreement between the same parties dated July 26, 2002, The maim terms and conditions of the above Consultancy Agreement are as follows.

•                Subject of Agreement. YZ renders to Royal Capital business consulting services on all aspects of organization and conducting of Royal Capital business.

•                Remuneration. In consideration of the services provided thereunder, YZ receives from Royal Capital remuneration as per invoices issued by YZ to Royal Capital.

•                Duration. The Agreement is in force until terminated either by a mutual consent of the parties or at any time by one party by giving the other party a one-month notice of termination.

$3,000 to Eduard Klebanov, our Chairman of the Board of Directors, for his services to us for internal bookkeeping

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 100,000,000 shares of $.0001 par value common stock. On October 20, 2004, we undertook a 1 for 10 forward split of our issued and outstanding stock. At October 21, 2005, we had 42,665,000 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are presently authorized to issue up to 10,000,000 shares of $.0001 par value preferred stock upon such terms and conditions as the Board of Directors may determine at the time of issuance, without further action of the stockholders being required. At October 21, 2005, we had no shares of preferred stock outstanding. Such preferred shares may or may not be: issued in series, convertible into shares of common stock, redeemable by the corporation and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance. In the event that some or all of the preferred stock is issued with a conversion privilege, any future conversion will cause an increase in the number of issued and outstanding shares of common stock, and may or may not have a depressive effect on the market value of the common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the most recent fiscal year and interim period subsequent to December 31, 2004, there have been no disagreements with Demetrius & Company, LLC, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

In February, 2005 we dismissed Gately & Associates, LLC (Gately) as our independent public accountant and selected Demetrius & Company, L.L.C. on March 4, 2005 to serve as our independent public accountant for the year ended December 31, 2004. At no time since its engagement, has Demetrius & Company, L.L.C. had any direct or indirect financial interest in or any connection with us or our subsidiary company other than as independent accountant. Neither we, nor anyone on our behalf, consulted Demetrius & Company, L.L.C. prior to engagement regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements.

Our financial statements for the years ended December 31, 2003 and 2002 and the deficit accumulated from inception until December 31, 2003 were audited by Gately & Associates, LLC, whose report on such financial statements did not include any adverse opinion, or disclaimer of opinion, nor qualified or modified as to audit scope or accounting principles. Gately & Associates, LLC audited our financial statements since inception. There were no disagreements with Gately & Associates, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures in connection with the audit of the years ended December 31, 2003 and 2002 and the deficit accumulated from inception until December 31, 2003 and subsequent interim periods preceding their dismissal in February, 2005.

No report of Gately & Associates on our financial statements for the past two fiscal years contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit, scope or accounting principles. During such fiscal periods, there was no “reportable events” within the meaning of item 304(a)(1) of Regulation S-B promulgated under the Securities Act of 1933.

TRANSFER AGENT

To date, we have not hired a transfer agent. We are in the process of retaining a transfer agent.

EXPERTS

The audited consolidated financial statements as of December 31, 2004 and the year then ended included in this prospectus have been audited by Demetrius & Company, LLC, independent registered public accounting firm, and are included herein in reliance upon the report of said firm given upon their authority as experts in accounting and auditing. The consolidated financial statements as of December 31, 2003 and for the period from inception (December 11, 2000 ) were audited by Gately & Associates, LLC, independent registered public accounting firm, and are also included herein in reliance upon their report upon their authority as experts in accounting and auditing

LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

FINANCIAL STATEMENTS

We have attached to this prospectus copies of our audited balance sheet as of December 31, 2004 and the related statements of operations, stockholders’ equity and cash flows for the two years then ended and the period of December 2000 (Inception) to December 31, 2004. We have also attached copies of our unaudited balance sheet as of June 30, 2005 and the related statements of operations, stockholders’ equity and cash flows for the six month period ending June 30, 2005.

ROYAL CAPITAL MANAGEMENT INC.

AND SUBSIDIARY

(A development stage company)

Audited Financial Statements

For the June 30, 2005 and the year ending on December 31, 2004

Table of Contents

Page
Audited Financial Statements
Report of Independent Certified Public Accountants	1 - 2
Consolidated Balance Sheets	3
Consolidated Statements of Operations	4
Consolidated Statement of Stockholders Equity	5
Consolidated Statements of Cash Flows	6
Notes to Financial Statements	7 – 13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Royal Capital Management Inc.

We have audited the accompanying consolidated balance sheet of Royal Capital Management Inc. (a development stage enterprise) as of December 31, 2004 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended and the period of December 11, 2000 (inception) to December 31, 2004. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The cumulative statements of operations, cash flows, and changes in stockholders’ equity for the period December 11, 2000 (inception) to December 31, 2003 which were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for the period December 11, 2000 (inception) to December 31, 2003 is based solely on the reports of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our opinion and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Royal Capital Management Inc. (a development stage enterprise) as of the year ended December 31, 2004 and the consolidated results of its operations and its cash flows for the year then ended and for the period of December 11, 2000 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

Demetrius & Company, L.L.C.

Wayne, New Jersey

April 30, 2005, as to note 17 the date is

September 27, 2005

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholder of
Royal Capital Management Inc.
(a development stage company)
Morganville, NJ USA

We have audited the accompanying consolidated balance sheets (as restated) of Royal Capital Management as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders’ equity and cash flows (as restated) for the years ended December 31, 2003, December 31, 2002, and from inception (as restated) (December 11, 2000) through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on the audit.

We conducted the audits in accordance with United States of America generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audits provide a reasonable basis for our opinion.

As discussed in Note 17 to the consolidated financial statements, the Company has restated its financial statements from December 1, 2000 (date of inception through December 31, 2003.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position (as restated) of Royal Capital Management as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders equity, and cash flows (as restated) for the years ended December 31, 2003, 2002 and from inception (as restated) (December 11, 2000) through December 31, 2003 in conformity with United States of America generally accepted accounting principles.

Gately & Associates LLC

Altamonte Springs, FL

April 15, 2004, except for Note 17, this is as of September 27, 2005

2

ROYAL CAPITAL MANAGEMENT INC.
(A Development Stage Company)

Consolidated Balance Sheet

All figures are expressed in U.S. Dollars
	As at December 31, 2004	As at June 30, 2005

	(Restated)	(Unaudited)
ASSETS

Current Assets
Cash	$108,638	$37,221
Accounts receivables, trade	37,320
Deposits, advances and prepayments	27,946	59,308
Total Current Assets	173,904	96,529

Vehicles and office equipment, net	350,377	288,954
Construction in progress (plant and equipment), at cost	2,637,683	2,637,683
Patent cost	10,017	10,017
Deferred offering costs	52,000	67,050
Receivable from bank	275,924	275,924

Total Assets	$3,499,905	$3,376,157

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accruals and provisions	$78,474	$27,506
Bank loan payable, current portion	74,169	74,169
Total Current Liabilities	152,643	101,675

Long term debt:
Long term loan	404,970	417,119
Bank loan payable, less current portion	108,789	72,185

Equity

Common stock - $.0001 par value;
authorized 100,000,000 shares;
issued and outstanding:42,600,000 and 42,650,000	4,260	4,265
Additional paid-in-capital	4,280,792	4,293,287
Deficit accumulated during development stage	(1,451,549)	(1,512,375)

Total Equity	2,833,503	2,785,177

Total Liabilities And Equity	$3,499,905	$3,376,157
	0	(1)
The accompanying notes are an integral part of these financial statements.

ROYAL CAPITAL MANAGEMENT INC.
(A Development Stage Company)

Consolidated Statement of Operations

All figures are expressed in U.S. Dollars
	Year Ended December 31,		Six Months Ended June 30,		Period from Inception Through June. 30, 2005
	2004	2003	2005	2004
		Restated	(Unaudited)		Restated

Revenue, truck rentals	$447,837	$455,925	$203,180	$223,918	$1,210,466

Costs and general and administrative expenses
Depreciation on vehicles and office equipment	123,027	122,401	61,421	61,355	561,781
Salary and benefits	76,081	115,039	29,878	29,878	585,398
Stock Base Compensation		8,969	12,500		21,469
Management fees		55,266			139,408
Sponsorship fees	54,422	54,422	15,845	27,211	269,200
Legal fees	19,028	6,245	14,722		102,722
Consultancy fees	49,500	4,860	27,000	22,500	81,360
Other expenses	127,444	65,048	80,595	48,933	525,386
	(449,502)	(432,250)	(241,960)	(189,876)	(2,286,723)

Operating Income (Loss)	(1,665)	23,675	(38,781)	34,042	(1,076,258)

Other income (expense)
Provision for loss - Receivable from bank	(275,924)				(275,924)
Finance costs - interest	(34,128)	(51,239)	(16,485)	(17,463)	(226,103)
- check discounting	(4,590)	(10,176)	(5,560)	(4,040)	(32,386)
Other non-operating Income / (Expense)	22,397	8,561		4,218	98,296

	(292,245)	(52,854)	(22,045)	(17,286)	(436,117)

Net Income (Loss)	$(293,910)	$(29,179)	$(60,826)	$16,757	$(1,512,375)

Basic Net Loss Per Common Share	$(0.01)	$(0.00)	$(0.00)	$0.00

Weighted Average Common Shares Outstanding	42,600,000	42,600,000	42,625,000	42,600,000

The accompanying notes are an integral part of these financial statements.

ROYAL CAPITAL MANAGEMENT INC.
(A Development Stage Company)

Consolidated Statement of Changes in Equity
For the six months ended June 30, 2005
and for the Period From Inception (December 11, 2000)
through June 30, 2005

All figures are expressed in U.S. Dollars

	Common Stock
	Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Total

Initial Capital at December 11, 2000	32,991,410	$3,299	$4,242,964	$0	$4,246,263

Shares issued in connection with merger	640,000	64	82,304		82,368

Cost of merger			(82,368)		(82,368)

Net loss for period of December 11, 2000 to December 31, 2002				(1,128,460)	(1,128,460)

Balance as at January 1, 2003	33,631,410	3,363	4,242,900	(1,128,460)	3,117,803

Additional capital contributed			29,820		29,820

Issuance of shares for services	8,968,590	897	8,072		8,969

Net loss				(29,179)	(29,179)

Balance as at December 31, 2003	42,600,000	4,260	4,280,792	(1,157,639)	3,127,413

Net loss				(293,910)	(293,910)

Balance as at December 31, 2004	42,600,000	4,260	4,280,792	(1,451,549)	2,833,503

Stock Base compensation	50,000	5	12,495		12,500

Net loss				(60,826)	(60,826)

Balance as at June 30, 2005 (Unaudited)	42,650,000	$4,265	$4,293,287	$(1,512,375)	$2,785,177

The accompanying notes are an integral part of these financial statements.

ROYAL CAPITAL MANAGEMENT INC.
(A Development Stage Company)

Consolidated Cash Flow Statement

All figures are expressed in U.S. Dollars
	Year Ended December 31,		Six Months Ended June 30,		Period from Inception Through June. 30, 2005
	2004	2003	2005	2004
		Restated	(Unaudited)		Restated
Cash Flow from Operating Activities
Net Income (Loss)	$(293,910)	$(29,179)	$(60,826)	$16,757	$(1,512,374)
Adjustments :
Depreciation	123,027	122,401	61,421	61,355	561,781
Accretion on long-term debt	22,923	21,652	12,149	11,462	114,502
Receivable from bank					(551,847)
Stock based compensation		8,969	12,500		21,469
Provision for loss - Receivable from bank	275,924				275,924
Gain on disposal of plant & equipment					(25,048)
Net profit before changes in operating assets and liabilities	127,964	123,843	25,244	89,573	(1,115,593)
Decrease / (Increase) in accounts receivables	(37,320)		37,320
Decrease / (Increase) in deposits, advances and prepayments	(9,717)	324,843	(31,360)	6,197	(59,306)
(Decrease) in accounts payable		(5,469)
(Decrease) / Increase in accruals and provisions	(2,705)	60,961	(50,968)	(28,462)	27,505
Net cash flow from / (used in) operating activities	78,222	504,178	(19,764)	67,307	(1,147,394)

Cash flow from investing activities

Purchase of plant and equipment	(5,502)	(345,752)		(7,532)	(3,189,054)
Proceeds from disposal of plant and equipment					28,298
Increase In patent cost	(10,017)				(10,017)
Net cash used in investing activities	(15,519)	(345,752)	0	(7,532)	(3,170,773)

Cash flow from financing activities
Cash Receipts for loan payable	11,205	22,621	4,213	6,003	431,728
Cash Payments for loan payable	(78,912)	(75,117)	(40,817)	(38,095)	(285,374)
Increase In deferred offering cost	(52,000)		(15,050)	(20,200)	(67,050)
Proceeds from issuance of common shares		29,820			4,276,083
Net cash (used in) / flow from financing activities	(119,707)	(22,676)	(51,654)	(52,292)	4,355,387
(Decrease) / Increase in cash and cash equivalents	(57,004)	135,750	(71,418)	7,484	37,220
Cash as at beginning	165,642	29,892	108,638	165,642	0
Cash and cash equivalents as at end	$108,638	$165,642	$37,220	$173,126	$37,220

Supplemental Cash Flow Statement Information		-
Cash paid for interest - on borrowing from bank	$11,205	$29,587	$4,336	$6,002	$111,601
Interest on Long – Term Loan (Imputed)	22,923	21,652	12,149	11,462	114,502
Cash paid for check discounting fee	4,590	10,176	5,560	4,040	32,386

Discounting of Checks
Cash Receipt on Discounting of Checks	$261,238	$37,320	$240,499	$186,599	$613,669
Cash Collected by bank on clearance of Check	$(223,918)	$(74,612)	$(315,139)	$(149,279)	$(613,669)

Non cash investing and financing activities
Trucks acquired by assumption of debt					$302,617
Stock Based Compensation		$8,969	$12,500		$21,469
Stock issued in merger					$82,368

The accompanying notes are an integral part of these financial statements.

ROYAL CAPITAL MANAGEMENT INC.

AND SUBSIDIARY

(A development stage company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Unaudited with respect to the Six Months Ended June 30, 2005

NOTE 1 --- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Royal Capital Management, Inc. (the “Company”), a development stage company, was established on January 11, 1994 under the laws of the State of New Jersey, a USA company. The Company is developing Language Education Software. Also, thru its subsidiary, City Mix, LLC, it is entering into the manufacture of ready mix concrete. The Company has established its intended operations in the Abu Dhabi Municipality, Abu Dhabi, United Arab Emirates (UAE). For accounting purposes, the subsidiary corporation (City Mix) is considered the accounting acquirer of the Company.

The Company also holds certain computer program technology, English as a second Language Education Software that is being developed into Educational Software application “English as a second Language” this is intended to be a separate business from City Mix, the subsidiary.

All inter-company account balances and transactions have been eliminated in the accounting consolidation of these companies as guided by US Generally Accepted Accounting Principles under Financial Accounting Standard No. 94 “Consolidation of All Majority-Owned Subsidiaries”.

Basis of Presentation

On December 17, 2003, the Company issued 32,000,000 shares and acquired 49% of the outstanding securities of City Mix LLC (City Mix), a private development stage enterprise (the Merger). Although Royal Capital Management Inc. (RMC) is the legal survivor in the Merger and will be the registrant with Securities and Exchange Commission, the owners and management of City Mix have operating control of the Company as a result of the exchange of stock. Therefore this transaction is a capital transaction in substance, other than a business combination. That transaction is the equivalent to the issuance of stock by a private company for the net monetary assets, accompanied by the recapitalization of City Mix. Under accounting principles generally accepted in the United States, the acquisition was accounted for as a reverse acquisition, no goodwill or other intangible assets are recorded, whereby City Mix is considered the “Acquirer” of RMC for financial reporting purposes as its shareholders controlled more than 50% of the post transaction combined company. This requires RMC to present the financial statements and other public information filings, after completion of the merger prior historical information of City Mix and requires retroactive restatement of City Mix historical shareholders with investment for the equivalent number of shares received in the Merger. Accordingly, the accompanying consolidated financial statements present the results of operations of City Mix (a development stage company) from December 11, 2000 (date of inception) to December 31, 2004 and for the years ended December 31, 2004 and 2003 and reflect the acquisition of RMC on December 17, 2003. The operations reflect the combined operations of RMC and City Mix since that date.

7

Results of Operations, Liquidity, Capital Resources and Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company, a development stage company, is considered to be an ongoing entity. The Company’s shareholders may fund, at their discretion, any shortfalls in the Company’s cash flow on a day to day basis during the time period that the Company is in the development stage. The Company may also seek both private and public debt and/or equity funding during this time period.

While in the development stage, City Mix is making use of its 16 cement mixer trucks by renting them to a single company.

Basis of Accounting

The Company’s financial statements are prepared in accordance with US Generally Accepted Accounting Principles.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates --- Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

Cash and Cash Equivalents --- Cash and cash and equivalent includes cash on hand, demand deposits and short term investments with initial maturities of three months or less.

Concentrations of Credit Risk --- Financial instruments which potentially subject the company to concentrations of risk consist primarily of cash and cash equivalents. At December 31, 2004 and June 30, 2005, the Company had cash balances of $ 658,286 and $581,821 (including $551,848 before provision of $275,924 of uncollectible amounts) respectively in foreign banks that do not guarantee the cash balances. The portion of the deposits in excess of $100,000 in US institutions are not subject to US FDIC insurance and represents a credit risk to the Company. As at December 31, 2004 and June 30, 2005, the Company had deposits of $ 2,087 and $7,248 in US banking institution.

Trade Receivable --- Trade receivables are carried at anticipated realizable value. A provision is made for doubtful receivables based on a review of all outstanding amounts at the year-end. Bad debts are written off during the year in which they are identified.

Property and Equipment --- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred, as are any items purchased which are below the Company’s capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period. Repairs and maintenance costs are expenses as incurred.

8

Impairment of Long Lived Assets—In accordance with the provisions of SFAS -- 121 “Accounting for the impairment of long—lived assets and for long-lived assets to be disposed of,”company reviews long-lived assets, such as property and equipment, for impairment whenever event or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Under SFAS 121, an impairment loss would be recognized for assets to be held and used when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell. There have been no impairment losses through December 31, 2004.

Revenue and Cost Recognition --- Revenue is recognized in accordance with guidelines of SAB 101; when persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the seller’s price to the buyer is fixed or determinable; and when collection is reasonably assured.

Historical Net Income Per Share —The Company computes net income per common share in accordance with SFAS No. 128, “Earnings per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB/ 98”). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net income per common share is computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. Accordingly, the numbers of weighted average shares outstanding as well as the amount of net income per share are the same for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

Income Taxes --- The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities for USA taxes. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Foreign Currencies --- The Company’s subsidiary operates with its functional currency in UAE Dirhams at rates ruling when entered. The translation of the financial statements is done at USD 1 = AED 3.675. The exchange rate between US dollars and UAE Dirhams are fixed, hence there are no translation adjustments. The Company uses Financial Accounting Standard No. 52 “Foreign Currency Translation” to account for foreign currencies.

Fair Value of Financial Instruments --- The carrying amounts of the Company’s financial instruments, which include cash equivalents, accounts receivable, deferred offering cost, accounts payable, accrued expenses, notes payable and installment loan payables approximate to their fair values at December 31, 2004.

Stock-based compensation --- The Company has adopted SFAS No. 123 “Accounting for Stock Based Compensation” which requires it to recognize stock awards granted to employees and non-employees as compensation expense based on the fair market value of the stock award or fair market value of the goods or services received, whichever is more reliably measurable.

New Authoritative Accounting Pronouncements --- The Company does not anticipate the adoption of recently issued accounting pronouncements will have a significant impact on its results of operations, financial position or cash flows.

NOTE 2 --- RECEIVABLE IN A CLOSED BANK

At December 31, 2004 and June 30, 2005 the Company had a receivable in the amount of $551,848 from a closed bank, the Anglo American Bank, a Grenada Corporation. In July 23, 2002 government appointed controllers took over the affairs of the bank. The Company was also notified by the Ministry of Finance that the return of the funds to the account holders is being supervised by the Ministry. The company has made provision of $275,924 for the doubtful recovery from that bank due to the uncertainty involved. Further it is reasonably possible that the outcome of the uncertainties may result in a loss exceeding the amount provided in the financial statements, however due to the present status of this closed bank it is not possible for the company to estimate any amount or range of reasonably possible loss for the remaining balance.

9

 NOTE 3 --- ACCOUNTS RECEIVABLE

Normal trade terms in the UAE are 90 days. At time of billing we are paid with a check post dated 90 days forward. If we require cash for operations these post dated checks are discounted at the HSBC at an annual rate of 9% much like a factoring arrangement. We have accounted for the discounting of the post dated checks as a sale. Ownership of these checks has been surrendered to the bank. The bank credits our account at the maturity of the check, and accordingly this transaction meets the criteria of SFAS 140, paragraph 9 for sale.

NOTE 4 --- DEPOSITS, ADVANCES AND PREPAYMENTS

	December 31, 2004	June 30, 2005
Deposits	$952	$1,497
Advances to contractor	8,669	8,803
Prepaid insurance, rent and license fees	18,325	$49,008
	$27,946	$59,308

NOTE 5 --- PROPERTY, PLANT AND EQUIPMENT

City Mix Management Co., Inc. (the Management Company) acquired the assets and liabilities (the majority of assets held) of City Mix L.L.C. (City Mix) in a private auction on November 18, 2000. The Management Company took over the factory being setup as the previous owners could not invest further to complete the project and commence commercial production. The cost of property acquired in the auction is the purchase cost together with any incidental expenses of acquisition. Subsequent costs are included in the asset’s carrying amount or recognized as separate assets. All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred.

Depreciation on property, plant and equipment has been computed using the straight-line method at the annual rates estimated to write off the assets over its expected useful lives. Depreciation has not been charged on assets which have not been put to use except for vehicles (truck mixers) that are being rented, office furniture and office equipment in use from the date of acquisition.

Assets (Assets Life)	December 31, 2004	June 30, 2005

Vehicles (7 years)	$781,551	$781,551
Furniture and office equipment (4 years)	26,352	26,352

	807,903	807,903
Less : Accumulated depreciation	(457,526)	(518,949)

	$350,377	$288,954

 NOTE 6 --- PATENT COST

These amounts are incurred for registration of world wide patent of our English as a second Language Educational software. The patent cost is not being amortized as of June 30, 2005.

NOTE 7 --- DEFERRED OFFERING COST

In connection with a proposed IPO, the Company has recorded $52,000 at December 31, 2004 and $67,050 at June 30, 2005 of deferred offering costs, principally for accounting and legal services.

10

NOTE 8 --- LONG TERM DEBT

When the Company purchased the assets of the ready mix cement plant, including 16 transit cement mixer trucks, it assumed a loan payable to Ramoil Engineering S.R.L (an Italian company) for the purchase of the trucks in the amount of $652,071. The loan is payable in installments of operating income once the plant is operational and has profits. Based on our projections repayments will not begin until the year 2007. This loan does not include a stated interest rate and accordingly interest has been imputed at 6% or $349,454 over the life of the loan. Therefore, the original loan after imputed interest was $302,617. At December 31, 2004 the discounted balance due was $404,970 and at June 30, 2005 $417,119. There are no loan covenants or collateral.

The Company is liable on a loan payable to the First Gulf Bank that was also assumed as part of the auction purchase. The loan as renegotiated calls for interest at 5% per annum and is repayable in monthly installments of $6,803, including interest and is collateralized by 16 transit cement mixer trucks. Based on the repayment terms the loan the final payment will be made in May 2007.

Based on our estimates of required payments, long-term debt will mature over the next five years as follows:

Year ended		Six months ended
December 31		June 30

2005	$74,169	2006	$74,169
2006	77,963	2007	72,185
2007	130,825	2008	100,000
2008	100,000	2009	100,000
2009	100,000	2010	100,000

NOTE 9--- EQUITY

Common Stock

In October 2004 the shares of the company were split 10 for 1. The accompanying financial statements have been retroactively adjusted to reflect the split in all periods presented.

The Company has authorized 100,000,000 shares of common stock with a par value of $0.0001 per share. As of December 31, 2004, the Company had issued and outstanding 42,600,000 common shares and 42,650,000 as of June 30, 2005.

The Subsidiary

On December 17, 2003 the Company entered into an agreement whereby the Company issued 32,000,000 common shares of stock for all of the assets of City Mix, the subsidiary. On that same date the Company issued 640,000 shares for services connected to the above exchange of stock and assets.

“City Mix” shall be considered the name of the collective subsidiary relationships of the City Mix Management Co. Inc. and City Mix L.L.C., related companies whereby the board of directors have dissolved City Mix Management simultaneously with the share and asset exchange with the parent company.

City Mix plans to complete the development stage and become the operating company in the ready mix cement industry.

11

The Company acquired an effective 100% interest in City Mix L.L.C. (City Mix), a development stage company through the acquisition of assets of City Mix Management Co. Inc. (the Management Company), a Grenada West Indies corporation incorporated on December 11, 2000 by the Commonwealth of London. The Management Company was created to first acquire the development stage company, City Mix, in a private auction, to raise capital for this transaction, and to make certain contractual agreements with the UAE national. On November 18, 2000 the Management Company acquired a 49% ownership of City Mix with a contractual right to exercise 100% beneficial ownership and control in City Mix pursuant to the Power of Attorney granted by agreement of the 51% owner, a UAE national. In essence the agreement states that the Management Company shall exercise 100% beneficial ownership of City Mix by virtue of a power of attorney granted to it by Mubarak Al Ahbabi, the 51% owner. Under United Arab Emirates (UAE) Commercial Companies Law being Federal Law no. (8) Of 1984 as amended, the minimum cumulative shareholding of UAE nationals in a limited liability company must be a 51% owner of the paid in capital. As a result of the acquisition of assets of the Management Company, the Company assumed the above ownership and control rights in City Mix from the Management Company, and for this purpose on January 5, 2005 the Company registered with the competent UAE authorities a Share Transfer and Amendment to the Memorandum of Association of City Mix (Share Transfer) reflecting the Company being a 49% owner of City Mix, and a new power of attorney granted to the Company by the 51% owner of City Mix, authorizing the Company to exercise 100% beneficial ownership of City Mix. The term of the Share Transfer is twenty years and renewable. The Management Company was later dissolved simultaneously with the parent Company’s exchange of common shares for the assets of City Mix. The shareholders of the Management Company also became shareholders in the parent Company.

NOTE 10 --- REVENUE CONTRACT

The Company has an operating lease agreement, including amendments with RMC Super Mix (RMC), whereby all 16 of its Astra, Italy Concrete Transit Mixer Trucks are rented by RMC. The agreement as amended is for various six month periods with a 30 day termination clause. Rentals amount is $1,632 a truck per month. During the term of the leases, RMC will engage drivers and other technical personnel. In addition, RMC will install their own tires before the agreement and at the end of each lease reinstall the Company’s tires. Payment is to be made the first of the month with a 90 day post dated check issued in the name of the Company. Failure to issue the check on a timely basis will result in a penalty of 1/30th of the total monthly payment for each day of delay.

There is a concentration of risk when having only one rental contract.

NOTE 11 --- LITIGATION

From time to time in the normal course of business the Company has been involved in litigation. The Company’s management has determined that past and current litigation will not have a material effect on the financial statements.

City Mix LLC vs. Armitage Engineering LLC:

The basis for the dispute of City Mix LLC (“City Mix”) and their main contractor Armitage Engineering Co. LLC (“Armitage”) is the fact that Armitage failed to complete its work in time as was specified by Contract dated March 28, 1999 and Annex A-1 dated September 11, 2001. Armitage disputed this fact and has taken a series of illegal actions to thrust its unfair position upon City Mix, which has caused substantial damage to City Mix.

City Mix tried to resolve the dispute in an amicable way but with no success, and therefore it was advised that City Mix should seek a compensation for damages and losses in court.

Currently there are two court actions related to the dispute between City Mix and Armitage.

12

1. Main Action 422/02, in which Armitage seeks recovery of $158,514 representing the final payment under the contract and City Mix filed a counter claim claiming compensation from Armitage for the amount of $739,048 plus a daily compensation of $4,924 for loss of daily profits resulting from City Mix being deprived from utilizing its factory from February 26, 2002 until a final judgment is rendered and $2,449 daily as fees for the consultant until a final judgment is rendered.

2. Urgent Case 73/02 filed by City Mix to stop Armitage’s illegal actions of locking the City Mix’s factory site, preventing City Mix’s subcontractors, engineers and technical staff from accessing the site and preventing City Mix from completing installation and commissioning work.

On December 23, 2003 the court issued its judgment on this urgent case and confirmed the findings of a previously appointed expert that Armitage had in fact taken wrongful actions causing damages to City Mix. This claim is being used as evidence for the requests of compensation in the counter claim filed by City Mix in the action No. 422/02.

The Company’s management feels the chances of City Mix recovering the compensation are good, however, it might be very difficult to give an estimation as to how much compensation may be awarded as this is at the discretion of the trial judge.

NOTE 12 --- OPERATING LEASE

The Company has entered into an annual renewable sub-lease agreement with the UAE national partner for sub-lease of land on which the plant is constructed as per the side agreement dated November 26, 2000. The sub-lease amount is $13,000 per year.

On July 13, 2004 the Company entered into an annual renewable lease for office space for an amount of approximately $10,500 that would be payable at the beginning of the tenancy period.

NOTE 13 --- RELATED PARTY TRANSACTIONS

As per the Share Transfer and Amendment to the Memorandum of Association of City Mix LLC dated January 5, 2005 the UAE national partner is entitled to distribution of profits and losses at 20% as this is a standard form used in memoranda of associations of limited liability companies in the UAE. However, this is overridden by the provisions of the Agreement with the national partner dated November 26, 2000, whereby it is provided that the national partner will share profits at a rate of 12% of annual profits of City Mix LLC after the setoff of accumulated losses and will not share in losses. This is common practice in the UAE and it is fully allowed and enforceable pursuant to Article 126 of the UAE Civil Transactions Law being Federal Law No.8 of 1985. The national partner is the 51% owner as required in the UAE of City Mix who has given, under this contract, power of attorney to the Company for 100% effective ownership and control per this contract. The national partner will not be liable for any liabilities of the Company. An annual fee of approximately $41,000 for services and annual rent of approximately $13,000 for the land leased.

The Company’s subsidiary has a management and a consulting agreement with one of its shareholders, RALLY Partners, USA. Management fees for the years ending December 31, 2004 and 2003 were $ 0 and $ 55,266, respectively, while it was $ 0 and $ 0 for the six months ended June 30, 2005 and 2004 respectively. The Company has also paid consulting fees to YZ Business Consulting, a company owned by a shareholder for the years ended December 31, 2004 and 2003 were $49,500 and $4,860, respectively, and $27,000 and $22,500 for the six months period ended June 30, 2005 and June 30, 2004 respectively.

13

The Company also has license agreement with YZ Consultants (YZ). Mr. Zilman is the owner of YZ has patent applications pending for the technology for English as a second Language Educational Software (ESL). The license grants the Company an exclusive license to further develop and utilize the technology and market the product. When the product is commercially developed and there are sales the Company will pay royalties to YZ of 40% of sales. YZ will shall repay the Company initial operation costs, which include costs for legal protection, advertising and production. This one time costs shall not exceed $150,000. To date there have been no sales and accordingly no royalties have been paid nor have any costs been reimbursed. In addition, the Company has paid YZ consulting fees of $49,500 during 2004 and $27,000 for the six months ended June 30, 2005.

During the six months ended June 30, 2005, we issued our president, Andrei Petrov, 50,000 shares of common stock for compensation valued at $.25 a share or $12,500.

NOTE 14 --- CONCENTRATIONS OF RISK

The Company has uninsured cash deposits of $106,438 as of December 31, 2004 and $29,973 as at June 30, 2005.

As noted in Footnote 11, the Company has a rental agreement with a single customer which concentrates risks associated with the contract to a single customer.

The Company is in the development stage whereby the Company needs capital to complete this stage and commence operation. There are no guarantees that the Company will be successful in raising debt or equity in the public or private market.

NOTE 15 --- INCOME TAXES

The Company is not subject to income taxes in the UAE. Accordingly, no provision for income taxes or tax benefits has been provided. In addition, the parents taxable losses in the United States are minimal. Also, No provision for the tax benefits for those losses has been provided.

NOTE 16 --- CONTINGENT LIABILITY

As of December 31, 2004 the company was contingently liable for post dated checks discounted with a bank for an amount of $74,640 and at June 30, 2005, $37,320. Normal trade terms in the UAE are 90 days. At time of billing we are paid with a check post dated 90 days forward. If we require cash for operations these post dated checks are discounted at the HSBC at an annual rate of 9% much like a factoring arrangement. We have accounted for the discounting of the post dated checks as a sale. Ownership of these checks has been surrendered to the bank. The bank credits our account at the maturity of the check, and accordingly this transaction meets the criteria of SFAS 140, paragraph 9 for sale.

Note 17 -- RESTATEMENT

RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In early 2004, the company performed a review of its accounting policies and practices with respect to long term loans. As a result of this internal review, the company identified errors in accounting practices associated with accounting for long term loans and related interest, and the cost of vehicles and the related depreciation.

14

Long Term-Loan and Interest Cost

When the Company purchased the assets of the ready mix cement plant, including 16 transit cement mixer trucks, it assumed a loan payable to Ramoil Engineering S.R.L (an Italian company) for the purchase of the trucks in the amount of $652,071. There are no loan covenants or collateral.

The loan is payable in installments of operating income once the plant is operational and has profits. Based on our projections repayments will not begin until the year 2007. This loan does not include a stated interest rate and accordingly interest has been imputed at 6% or $349,454 over the life of the loan. Therefore, the original loan after imputed interest was $302,617.

Accordingly, imputed interest for the period earlier to year 2004 $79,430 (viz: 12/2000 - $18,158, 12/2001 - $19,246, 12/2002 - $20,401 and 12/2003 - $21,625) was adjusted, which resulted increase in the loss from continuing operations and net loss for the respectives years as shown below.

Property, Plant and Equipment and Depreciation

As per the above review, the previously stated long term-loan amount was reduced by the imputed interest of $349,454. The adjustments were made to correct the irregularilities by reducing cost of the assets (trucks) and outstanding loan amount. As a result, excess depreciation of $209,672 charged from inception to the year 2003 was rectified, which has decreased the loss from continuing operations and net loss for respective years as shown in detail below.

The cumulative impact of this restatement decreases the deficit accumulated during the development stage by $89,293.

Following is the summary of the effects of the above changes on the company's consolidated balance sheet as of December 31, 2003, 2002 and 2001 as well as the company's consolidated statements of operations and changes in shareholders' equity for the years ended December 31, 2003, 2002, 2001 and the period from inception through December 31, 2003.

	Year ended or at December 31, 2003		Year ended or at December 31, 2002		Year ended or at December 31, 2001		Period from Inception Through Dec. 31, 2003

	As Previously reported	As Restated	As Previously reported	As Restated	As Previously reported	As Restated	As Previously reported	As Restated	Cummulative effect

Consolidated Statements of Operation

Finance Cost (Interest)	$22,621	$51,239	$32,191	$52,592	$34,255	$53,501	$89,067	$175,490	(86,423)
Depreciation	174,819	122,401	183,274	130,856	228,912	124,076	587,005	377,333	209,672
Stock Based Compensation	0	8,969	0	0	0	0	0	8,969	(8,969)
Operating Income / (Loss)	(19,774)	23,675	(506,417)	(453,999)	(732,377)	(627,541)	(1,258,568)	(1,057,865)	(200,703)
Net Loss	(19,023)	(29,179)	(464,397)	(432,380)	(763,512)	(677,922)	(1,246,932)	(1,157,639)	(89,293)

Consolidated Statements of Changes in Shareholders' Equity

Accumulated Deficit	$(1,246,932)	$(1,157,639)	$(1,227,909)	$(1,128,460)	$(763,512)	$(696,080)
Additional Paid In Capital	4,271,823	4,280,792	4,234,510	4,242,900	2,355,639	2,355,639
Common Stock	4,260	4,260	11,000	3,363	11,000	3,363

	Year ended or at December 31, 2003		Year ended or at December 31, 2002		Year ended or at December 31, 2001

	As Previously reported	As Restated	As Previously reported	As Restated	As Previously reported	As Restated

Consolidated Balance Sheet

Accumulated Depreciation	$544,172	$334,500	$369,353	$212,099	$227,007	$122,171
Vehicles and office equipment, net	607,683	467,901	782,359	590,159	966,406	721,788
Total Assets	4,018,404	3,878,622	4,073,103	3,880,903	3,765,323	3,520,705
Long term loan	652,071	382,047	652,645	360,422	652,071	340,021
Deficit accumulated during development stage	(1,246,932)	(1,157,639)	(1,227,909)	(1,128,460)	(763,512)	(696,080)
Additional Paid In Capital	4,271,823	4,280,792	4,234,510	4,242,900	2,355,639	2,355,639
Common Stock	4,260	4,260	11,000	3,363	11,000	3,363
Total Shareholders' Equity	2,997,171	3,127,413	3,017,601	3,117,803	1,603,127	1,662,922
Total Liabilities and Shareholders' Equity	4,018,404	3,878,622	4,073,103	3,880,903	3,765,323	3,520,705

 NOTE 18 – SUBSEQUENT EVENT

On September 15, 2005 the Company issued 15,000 shares of its common stock as compensation to Eduard Klebanov, Chairman of the Board of Directors. The stock was valued at fair value of $0.25 a share or $3,750.

ROYAL CAPITAL MANAGEMENT, INC.

16,000,000 Shares of Common Stock

2,331,410 Selling Security Holder Shares of Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT . WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

The General Corporation Law of the State of New Jersey expressly authorizes a New Jersey corporation to indemnify its officers, directors, employees, and agents against claims or liabilities arising out of such persons’ conduct as officers, directors, employees, or agents for the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. Neither the articles of incorporation nor the Bylaws of the Company provide for indemnification of the directors, officers, employees, or agents of the Company. The Company has not adopted a policy about indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The eighth article of our Certificate of Incorporation includes provisions to eliminate, to the fullest extent permitted by New Jersey General Corporation Law as in effect from time to time, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee	$581
Legal fees and expenses (1)	$50,000
Accounting fees and expenses (1)	$25,000
Miscellaneous and Printing fees(1)	$26,919
Total (1)	$102,500

(1)	Estimated.

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES.

On May 9, 2002, we issued 50,000 shares of our restricted common stock to Julia Parsons in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $50.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Parsons was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Parsons had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 30,000 shares of our restricted common stock to Alla Shor in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $30.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Shor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Shor had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 10,000 shares of our restricted common stock to Boris Zavlin in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Zavlin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zavlin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 10,000 shares of our restricted common stock to Mikhail Khrakovsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Khrakovsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Khrakovsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 30,000 shares of our restricted common stock to Marina Terletsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $30.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Terletsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Terletsky had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 70,000 shares of our restricted common stock to Leonard Khodorovsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $70.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Khodorovsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Khodorovsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 2,429,000 shares of our restricted common stock to Yuli Ginzburg in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001per share or $2,429.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr.Ginzburg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ginzburg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 1,493,790 shares of our restricted common stock to Yevsey Zilman in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001 per share or $1,493.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr. Zilman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zilman had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 1,400,000 shares of our restricted common stock to Olga Savanova in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001per share or $1,400.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Safanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Safanova had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 1,686,530 shares of our restricted common stock to Eugene Gurevich in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001per share or $1,686.53. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr.Gurevich was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Gurevich had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 609,270 shares of our restricted common stock to Vera Shatokhina in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001 per share or $609.27. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Shatokhina was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Shatokhina had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 220,000 shares of our restricted common stock toTeresa Bergstrom in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001per share or $220.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Bergstrom was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Bergstrom had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 500,000 shares of our restricted common stock to Sonia Bromberg in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001per share or $500.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Bromberg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Bromberg had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 20,000 shares of our restricted common stock to Nikita Sukhin in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001 per share or $20.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Sukhin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sukhin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 10,000 shares of our restricted common stock to Margarita Ginzburg in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001pershare or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Ginzburg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Ginzburg had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 20,000 shares of our restricted common stock to Anna Kanevsky in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001per share or $20.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Kanevsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Kanevsky had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 30,000 shares of our restricted common stock to Ashley Goodman in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $30.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Goodman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Goodman had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Walter Eizenberg in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Eizenberg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Eizenberg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Zhana Kvetnaya in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Kvetnaya was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Kvetnaya had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Galina Polina in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Polina was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Polina had the necessary investment intent as required by

Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 20,000 shares of our restricted common stock to Araz Khachatrian in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Khachatrian was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Khachatrian had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 20,000 shares of our restricted common stock to Mark Filstein in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00 .Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Filstein was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Filstein had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Marina Ivanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Ivanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Ivanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Vadim Nebuchin in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Nebuchin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Nebuchin had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 20,000 shares of our restricted common stock to Ilya Bykov in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $20.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Bykov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Bykov had the necessary investment intent as required by

Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 20,000 shares of our restricted common stock to Tatiana Klatz in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Klatz was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Klatz had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Tigran Makarian in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Makarian was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Makarian had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Natalia Sarafanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Sarafanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Sarafanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Dilbar Sultanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Sultanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Sultanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Oksana Tkachenko in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Tkachenko was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Tkachenko had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Julia Parsons in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Parsons was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Parsons had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Elena Marcucci in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Marcucci was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Marcucci had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Julie Litvinova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Ltvinova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Litvinova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Ekaterina Gavin in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Gavin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Gavin had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Elena Smirnova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Smirnova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Smirnova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Larisa Garcia in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Garcia was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Garcia had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 20,000 shares of our restricted common stock to Lana Koifman in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Koifmanwas a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Koifman had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Victoria Reznik in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Reznik was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Reznik had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Berci Cherpician in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Cherpician was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Cherpician had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Yury Ribinovich in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Ribinovich was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ribinovich had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Mikhail Kupsis in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kupsis was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kupsis had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Mikhail Shor in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Shor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Shor had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 20,000 shares of our restricted common stock to Alexander Terletsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr.Terletsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Terletsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 20,000 shares of our restricted common stock to Igor Sluzhevsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Sluzhevsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sluzhevsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 100,000 shares of our restricted common stock to Mikhail Safanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $12,870. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Safanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Safanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 20,000 shares of our restricted common stock to Souren Sombatov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $2,574. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Sombatov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sombatov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 20,000 shares of our restricted common stock to Jacob Fortun in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $2,574. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Fortun was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Fortun had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 30,000 shares of our restricted common stock to Tatyana Rusanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $3,861. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Rusanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Rusanov had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 150,000 shares of our restricted common stock to Eduard Klebanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $19,305. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Klebanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Klebanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 300,000 shares of our restricted common stock to Y. Jacob Rusanov in consideration for services rendered to us assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $38,610. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Rusanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Rusanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 20,000 shares of our restricted common stock to Boris Magidenko in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $2,574. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Magidenko was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Magidenko had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 4,278400 shares of our restricted common stock to Eugene Gurevich in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $550,630 .Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Gurevich was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Gurevich had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 1,545,600 shares of our restricted common stock to Shatokhina Vera in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $198,919. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Vera was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Vera had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 4,480,000 shares of our restricted common stock to Yevsey Zilman in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $576,576. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Zilman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zilman had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 4,524,800 shares of our restricted common stock to Yuli Ginzburg in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $582,342. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Ginzburg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ginzburg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 5,040,000 shares of our restricted common stock to Vladimir Davidov in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $648,648. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Davidov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Davidov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 2,531,200 shares of our restricted common stock to Anrew Kharlanov in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $325,765.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Karlanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Karlanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 6,400,000 shares of our restricted common stock to Alexander Shishkin in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $823,680. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr. Shishkin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Shishkin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 3,200,000 shares of our restricted common stock to Eugene Koupsin in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $411,840 .Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kuopsin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kuopsin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2004, we undertook a 1 for 10 forward stock split of our shares of common stock.

On March 11, 2005, we issued 50,000 shares of our restricted common stock to Andrei Petrov in consideration for his agreement to become our President and Principal Executive Officer. The issuance was valued at $.25 per share or $12,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Petrov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Petrov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 15, 2005, we issued 15,000 shares of our restricted common stock to Eduard Klebanov, our officer and director for services rendered to us in his capacity as an officer and director. The issuance was valued at $.25 per share or $3,750. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Klebanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Klebanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the in substantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT	DESCRIPTION

3.1	Articles of Incorporation of Royal Capital Management, Inc. and Amendments (1)
3.2	By-Laws (1)
5.1	Opinion and Consent of Anslow & Jaclin, LLP
10.1	License Agreement dated July 26, 2002 between us and YZ Business Consulting (1)
10.2	Share Transfer and Memorandum of Association Agreement between City Mix Management Company and Dhafir S. Jaber Al Ahbabi and Mubarak S. Jaber Al Ahbabi (2)
10.3	Wizzard OEM Software Agreement (2)
10.4	Edward D. Pergament, Registered Patent Attorney Consent Letter
10.5	First Gulf Bank Loan Documentation (2)
10.6	Lease Contract for Land Plot to Build a Factory (2)
10.7	Protocol of Intent between City Mix, LLC and A1 Diwan Cont. & Road Works Est. (2)
10.8	Alwan Engineering Agreement (2)
10.9	Agreement with Samzir Zaidan Gen. Cont. & Maint. Est. (2)
10.10	S&H Engineering Agreement (2)
10.11	Rapco Agreement (2)
10.12	Rental Agreement between RMC Super Mix and City Mix, LLC (2)
10.13	Assets Management Agreement between City Mix L.L.C. and Royal Capital Management, Inc. (2)
10.14	Share Transfer and Amendment of Articles of Association dated January 5, 2005 with Power of Attorney
10.15	Andrei Kharlanov Employment Agreement
10.16	First Gulf Bank Letter Extension
10.17	Amended Rental Agreement dated June 26, 2005 between RMC Super Mix and City Mix, LLC
10.18	Legal Opinion from Al Tamimi & Company regarding legal rights of ownership in the United Arab Emirates
21.1	List of Subsidiaries (2)
23.1	Consent of Demetrius & Company, LLC, independent auditors
23.2	Consent of Gately & Associates, LLC, independent auditors
24.1	Power of Attorney (included on signature page of Registration Statement)

(1) Filed with original Form SB-2 on October 26, 2004 (SEC File No. 333-119959).

(2) Filed with Amendment No. 1 to Form SB-2 on July 1, 2005 (SEC File No. 333-119959).

ITEM 28.	UNDERTAKINGS.

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C)	Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Marlboro, State of New Jersey, on the 25th day of October, 2005.

ROYAL CAPITAL MANAGEMENT, INC.

By:	/S/ YEVSEY D. ZILMAN
YEVSEY D. ZILMAN

President, Principal Executive Officer and Deputy Chairman of the Board of Directors

POWER OF ATTORNEY

The undersigned directors and officers of Royal Capital Management, Inc. hereby constitute and appoint Yevsey D. Zilman, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ YULI GINZBURG YULI GINZBURG	Vice President, Director	October 25, 2005

/S/ YEVSEY D. ZILMAN YEVSEY D. ZILMAN	President, Principal Executive Officer and Deputy Chairman of the Board of Directors	October 25, 2005

/S/ EDUARD KLEBANOV EDUARD KLEBANOV	Vice President, Principal Accounting Officer, Principal Financial Officer and Chairman of the Board of Directors	October 25, 2005

/S/ LEONARD KHODOROVSKY LEONARD KHODOROVSKY	Director	October 25, 2005